                                                                   Exhibit 2.05

                           CLOSING MEMORANDUM



                         Asset Purchase Agreement
                        dated as of March 10, 1999


                              by and between


          Inholtra Investment Holdings and Trading, N.V. ("Holdings")
                          Inholtra, Inc. ("Inc.")
                      Inholtra Natural, Ltd. ("INL")
                       for itself and on behalf of
                          Vito V. Florio ("Vito")
                              (the "Sellers")


                                   and


                         Irwin Naturals/4Health, Inc.
                                 ("Buyer")


        The signing of the Asset Purchase Agreement and the closing thereunder occurred simultaneously on March 10, 1999 at 1:00 p.m. at the offices of Satterlee Stephens Burke & Burke LLP, located at 230 Park Avenue, New York, New York. Upon execution of all documents, Buyer delivered the Note and paid the purchase price to INL, on behalf of the Sellers. The following documents were delivered at the closing, in each case signed by the parties indicated.


    AGREEMENTS

        1.  Asset Purchase Agreement (Buyer; Sellers)
        2.  Promissory Note (Buyer)
        3.  Transitional Services Agreement (Buyer; INL)
        4.  Non-Compete Agreement (Buyer; Sellers)

        5.  Indemnity Escrow Agreement (Buyer; INL; Escrow Agent)
        6.  Consulting Agreement (Buyer; Ronald J. C. Gerard)
        7.  Security Escrow Agreement (Buyer; INL; Escrow Agent)

    ASSIGNMENTS

        8.  Assignment and Assumption Agreement (Buyer; Sellers)
        9.  General Assignment of Intangibles (Sellers)
        10. U.S. Trademark Assignment -  encumbered (Buyer; Inc.)
        11. Trademark Assignment-Swiss - encumbered (Buyer; Holdings)
        12. Community Trademark Assignment - encumbered (Buyer; Holdings)
        13. Patent Assignment - encumbered (Buyer; Inc.)
        14. Patent Assignment - encumbered (Buyer; Holdings)
        15. Patent Assignment - encumbered (Buyer; Vito)

    SECURITY ESCROW DOCUMENTS

        16. U.S. Trademark Assignment (Buyer; Inc.)
        17. Trademark Assignment-Swiss (Buyer; Holdings)
        18. Community Trademark Assignment (Buyer; Holdings)
        19. General Reassignment of Intangibles (Buyer)
        20. U.S. Trademark Reassignment (Buyer; Holdings)
        21. Trademark Reassignment (Buyer; Holdings)
        22. Community Trademark Reassignment (Buyer; Holdings)
        23. Patent Reassignment (Buyer; Vito)
        24. Patent Reassignment (Buyer; Holdings)
        25. Patent Reassignment (Buyer; Holdings)
        26. U.S. Patent Assignment (Buyer; Holdings)
        27. PCT Patent Assignment (Buyer; Inc.; Vito)
        28. EPO Patent Assignment (Buyer; Inc.; Vito)
        29. Australian Patent Assignment (Buyer; Inc.)
        30. Canadian Patent Assignment (Buyer; Vito)

    OTHER CLOSING DOCUMENTS

        31.  Opinion of Seller's counsel (Faro & Associates)
        32.  Bill of Sale and Assignment (Sellers)
        33.  Resolutions of INL
        34.  Powers of Attorney
                A.  Vito
                B.  Holdings
        35.  Director's Certificates

       -------------------------------------------------------------------


                           ASSET PURCHASE AGREEMENT


                                      BY


                                     AND


                                   BETWEEN


                         IRWIN NATURALS/4HEALTH, INC.


                                   AND


                 INHOLTRA INVESTMENT HOLDINGS AND TRADING, N.V.,


                             INHOLTRA, INC.,


                                 AND


                        INHOLTRA NATURAL, LTD.,

            FOR ITSELF AND AS ATTORNEY-IN-FACT ON BEHALF OF

                           VITO V. FLORIO

       -------------------------------------------------------------------


                         Dated: March 10, 1999

                          TABLE OF CONTENTS

                                                                        PAGE
1.  PURCHASE AND SALE AGREEMENT . . . . . . . . . . . . . . . . . . . .    1
    1.1   AGREEMENT OF PURCHASED AND SALE . . . . . . . . . . . . . . .    1
    1.2   PURCHASED ASSETS  . . . . . . . . . . . . . . . . . . . . . .    2
    1.3   ADDITIONAL PURCHASED ASSETS . . . . . . . . . . . . . . . . .    4
    1.4   ASSUMED LIABILITIES . . . . . . . . . . . . . . . . . . . . .    4
    1.5   PURCHASE PRICE, NOTE AND SECURITY ESCROW. . . . . . . . . . .    6


2.  CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
    2.1   CLOSING DATE. . . . . . . . . . . . . . . . . . . . . . . . .    7
    2.2   ACTION BY BUYER . . . . . . . . . . . . . . . . . . . . . . .    7
    2.3   ACTION BY SELLER. . . . . . . . . . . . . . . . . . . . . . .    7

3.  ADDITIONAL COVENANTS. . . . . . . . . . . . . . . . . . . . . . . .    8
    3.1   FURTHER ASSURANCES/COOPERATION. . . . . . . . . . . . . . . .    8
    3.2   NON-ASSIGNABLE CONTRACTS. . . . . . . . . . . . . . . . . . .    8
    3.3   PAYMENT OF TAXES AND CHARGES UPON TRANSFER OF
           PURCHASED ASSETS . . . . . . . . . . . . . . . . . . . . . .    9
    3.4   RETAINED LIABILITIES. . . . . . . . . . . . . . . . . . . . .    9
    3.5   BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . .    9
    3.6   PREPARATION OF FINANCIAL INFORMATION. . . . . . . . . . . . .   10
    3.7   TRANSITIONAL SERVICES AGREEMENT . . . . . . . . . . . . . . .   10
    3.8   CONSULTING AGREEMENT. . . . . . . . . . . . . . . . . . . . .   10
    3.9   EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . . . .   10
    3.10  WAIVER OF COMPLIANCE WITH BULK TRANSFER LAWS. . . . . . . . .   10
    3.11  NON-COMPETE AGREEMENT . . . . . . . . . . . . . . . . . . . .   11
    3.12  REIMBURSEMENT OF BUYER  . . . . . . . . . . . . . . . . . . .   11
    3.13  NOTICE OF CERTAIN MATTERS . . . . . . . . . . . . . . . . . .   11
    3.14  CHANGE OF NAME. . . . . . . . . . . . . . . . . . . . . . . .   11
    3.15  OTHER AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . .   11

4.  REPRESENTATIONS AND WARRANTIES AS TO SELLER . . . . . . . . . . . .   12
    4.1   ORGANIZATION, STANDING AND POWER. . . . . . . . . . . . . . .   12
    4.2   INTEREST IN OTHER ENTITIES. . . . . . . . . . . . . . . . . .   12
    4.3   AUTHORITY . . . . . . . . . . . . . . . . . . . . . . . . . .   12
    4.4   NONCONTRAVENTION. . . . . . . . . . . . . . . . . . . . . . .   13
    4.5   PROPERTIES. . . . . . . . . . . . . . . . . . . . . . . . . .   13
    4.6   INVENTORY . . . . . . . . . . . . . . . . . . . . . . . . . .   13
    4.7   INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . . . .   14
    4.8   ABSENCE OF CHANGES. . . . . . . . . . . . . . . . . . . . . .   16
    4.9   LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . .   17


                                -i-



    4.10  NO VIOLATION OF LAW . . . . . . . . . . . . . . . . . . . . .   18
    4.11  GOVERNMENT AND THIRD-PARTY CONSENTS/ APPROVALS. . . . . . . .   18
    4.12  PRODUCTS LIABILITY. . . . . . . . . . . . . . . . . . . . . .   18
    4.13  MATERIAL AND OTHER CONTRACTS. . . . . . . . . . . . . . . . .   19
    4.14  BUSINESS FINANCIAL STATEMENTS; 1998 REVENUES. . . . . . . . .   20
    4.15  BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . .   20
    4.16  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
    4.17  INFORMATION AS TO SELLER. . . . . . . . . . . . . . . . . . .   21


5.  REPRESENTATIONS AND WARRANTIES AS TO BUYER. . . . . . . . . . . . .   21
    5.1   ORGANIZATION, STANDING AND POWER. . . . . . . . . . . . . . .   21
    5.2   AUTHORITY . . . . . . . . . . . . . . . . . . . . . . . . . .   21
    5.3   NONCONTRAVENTION. . . . . . . . . . . . . . . . . . . . . . .   21
    5.4   INFORMATION AS TO BUYER . . . . . . . . . . . . . . . . . . .   22

6.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . .   22
    6.1   INDEMNIFICATION BY SELLER . . . . . . . . . . . . . . . . . .   22
    6.2   INDEMNIFICATION BY BUYER. . . . . . . . . . . . . . . . . . .   23
    6.3   THIRD PARTY CLAIMS. . . . . . . . . . . . . . . . . . . . . .   23
    6.4   PENDING LITIGATIONS . . . . . . . . . . . . . . . . . . . . .   24

7.  NONDISCLOSURE/ANNOUNCEMENTS . . . . . . . . . . . . . . . . . . . .   25
    7.1   NONDISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . .   25
    7.2   NO DISPARAGEMENT  . . . . . . . . . . . . . . . . . . . . . .   25
    7.3   INJUNCTIVE RELIEF, ETC. . . . . . . . . . . . . . . . . . . .   25
    7.4   SCOPE OF RESTRICTION. . . . . . . . . . . . . . . . . . . . .   25
    7.5   ADDITIONAL UNDERTAKINGS . . . . . . . . . . . . . . . . . . .   25

8.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . .   26

9.  MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . . . .   26
    9.1   EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . .   26
    9.2   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
    9.3   APPLICABLE LAW. . . . . . . . . . . . . . . . . . . . . . . .   27
    9.4   WAIVER, ETC . . . . . . . . . . . . . . . . . . . . . . . . .   27
    9.5   ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . .   27
    9.6   BINDING EFFECT; BENEFITS  . . . . . . . . . . . . . . . . . .   28
    9.7   AMENDMENT . . . . . . . . . . . . . . . . . . . . . . . . . .   28
    9.8   SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . .   28
    9.9   ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . .   28
    9.10  SCHEDULES . . . . . . . . . . . . . . . . . . . . . . . . . .   28
    9.11  HEADINGS  . . . . . . . . . . . . . . . . . . . . . . . . . .   28
    9.12  EXECUTION IN COUNTERPARTS . . . . . . . . . . . . . . . . . .   28
    9.13  ARBITRATION . . . . . . . . . . . . . . . . . . . . . . . . .   29

                               SCHEDULES


      1.2(iii)     Assumed Contracts
      1.3          Other Excluded Assets
      3.2          Non-Assignable Contracts
      4.7          Intellectual Property
      4.9          Litigation
      4.12         Product Liability Claims
      4.13(a)      Material Contracts
      4.13(b)      Other Agreements
      4.14         Financials

                                EXHIBITS


       1       Bill of Sale and Assignment

       2       Transitional Services Agreement

       3       Non-Compete Agreement

       4       Indemnity Escrow Agreement

       5       Seller's Opinion of Counsel

       6       Promissory Note

       7       Consulting Agreement

       8       Security Escrow Agreement

                         ASSET PURCHASE AGREEMENT

AGREEMENT (this "Agreement"), dated as of the 10th day of March 1999, by and between Inholtra Natural, Ltd., a Maine corporation ("INL"), for itself and as attorney-in-fact on behalf of Vito V. Florio, a resident of Florida ("Vito's"), and Inholtra, Inc., a Florida corporation ("Inc.") and Inholtra Investment Holdings and Trading, N.V., a Netherlands Antilles company ("Holdings"; INL, Vito's, Inc., and Holdings being sometimes referred to herein individually and collectively as "Seller"), and Irwin Naturals/4Health, Inc. ("Buyer"), a Utah corporation.


                          W I T N E S S E T H:

        WHEREAS, Seller is engaged in the business of manufacturing, marketing, distributing and selling certain nutritional supplements and related products throughout the United States and in certain other countries (the "Business") and owns or has rights to use, among other assets, certain data bases, licenses, inventory, tradenames and goodwill relating thereto, all as more particularly set forth in this Agreement; and

        WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, as a going concern, the Business and all of the assets and rights relating thereto, subject to the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of and in reliance upon the covenants, conditions, representations and warranties herein contained, the parties hereto hereby agree as follows:

        1.      PURCHASE AND SALE AGREEMENT.

                1.1 AGREEMENT OF PURCHASE AND SALE. Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations, warranties, covenants are conditions herein contained, on the Closing Date (as defined in Section 2.1 hereof) Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase from Seller, the Purchased Assets (as defined in Section 1.2 hereof), free and clear of any and all liens, pledges, security interests, claims, charges or encumbrances of any nature whatsoever.

                1.2 PURCHASED ASSETS. As used in this Agreement the term "Purchased Assets" means all rights, interest and title to the properties and assets owned by Seller and otherwise employed, used or available for use in the Business, real and personal, tangible and intangible, of every kind and nature, wherever located, as the same shall exist on the Closing Date, including, without limitation:

                      (i)    the Intellectual Property Rights (as defined in
                Section 4.7 hereof), including, without limitation the "INHOLTRA", "QUICKSORB" and "ALGONOT" marks, and all goodwill associated therewith and with the Business;

                      (ii)   the Inventory (so defined in Section 4.6 hereof);

                      (iii) all contracts, licenses, arrangements, leases, agreements and commitments, written or oral, that are listed on SCHEDULE 1.2(iii) (the "Assumed Contracts");

                      (iv) all brochures, sales literature, catalogues, price lists, mailing lists, distribution lists, photographs, advertising materials, media materials and plates, art work and copy files (for all media), promotional and other selling material used in the Business, and masters thereof, wherever situated, in hard copy and electronic format, including, but not limited to, all web sites owned or developed by Seller, together with all elements thereof, including, without limitation, domain names, text, audio, video and graphics, and all intellectual property rights related thereto (all such items being hereinafter collectively referred to as the "Promotional Materials");

                      (v) all papers, documents (including information stored in electronic forms such as computer disks, CD Rom, computer tape, computer hard drive and the like), instruments, books and records, correspondence, files, books of account, data and laboratory books, and other records by which any of the Purchased Assets might be identified or rights with respect thereto enforced, or otherwise pertaining to the Purchased Assets or the Business that are located at the Seller's offices or other locations used in connection with the Business (including without limitation, customer invoices, customer lists, vendor and supplier lists, drafts and other documents and materials relating to customer transactions);

                      (vi) all analytical and testing reports, files and production data relating to the Business, in hard copy and electronic format;

                      (vii) all back order files and collections files relating to the Business;

                      (viii) all credits, prepaid expenses, deferred charges,
                advance payments, security charges, and other prepaid items, deposits and advances (including royalty advances as set forth in SCHEDULE 4.7) relating to the Business;

                      (ix) all rights of Seller to the computer software programs (including source and object codes to the extent Seller owns the rights, data and related documentation) and the licenses or other agreements conferring rights related thereto used in connection with the Business;

                      (x) all office supplies and equipment used in connection with the Business;

                      (xi) all rights to receive payment, including promissory notes and all balances, credits, deposits, accounts or monies of Seller held by third parties (other than accounts receivable generated by the Business prior to the Closing Date); and

                      (xii) all other assets and properties of Seller that are used in connection with the Business other than Excluded Assets.

                1.3 ADDITIONAL PURCHASED ASSETS. In the event that Buyer shall establish and notify Seller at any time or from time to time following the Closing Date that any of the Schedules describing the Purchased Assets failed to include assets or properties of Seller used by Seller in the Business (other than Excluded Assets), then: (a) with respect to any such assets or properties used in the Business, Seller shall, at its own expense, promptly convey, transfer, assign and deliver to Buyer or other such person as may be designated by Buyer, and Buyer or such designee shall acquire from Seller, without additional consideration, all such assets and properties, which shall be deemed for all purposes to be included in the definition of Purchased Assets hereunder as provided in Section 1.2 hereof and (b) with respect to any such assets or properties used primarily, but not exclusively, in the Business, Seller shall grant to Buyer an irrevocable, royalty-free license or otherwise convey to Buyer the unlimited right to use any such assets or property, without additional consideration. Excluded Assets shall mean (a) accounts receivable and other receivables related to merchandise shipped prior to the Closing Date, (b) contracts, agreements or commitments which are not Assumed Contracts, and (c) those assets listed on SCHEDULE 1.3.

                1.4   ASSUMED LIABILITIES.

                (a) Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations, warranties, covenants and conditions herein contained, on the Closing Date Buyer shall assume, and shall only assume Seller's executory obligations under the Assumed Contracts (but not any obligations thereunder arising from any breach or alleged breach by Seller thereof), in each case only to the extent that the foregoing represent obligations which are by their stated terms to be performed, in the ordinary course, subsequent to the Closing Date ("Assumed Liabilities").

                (b) Anything herein contained to the contrary notwithstanding, the following liabilities of Seller are specifically excluded from the Assumed Liabilities and shall constitute "Retained Liabilities":

                      (i) any and all income, franchise, sales, use, property, payroll, employment, transfer and any other taxes, charges, fees, levies, imports, duties, licenses or other assessments, together with interest, penalties and any other additions to tax or additional amounts imposed by any governmental or taxing authority, or liability for such amounts as a result of Seller being a member of an affiliated, consolidated, combined or unitary group or being a party to any agreement or arrangement whereby Seller may be liable for taxes or any other person for any period prior to (or up to and including) the close of business on the day prior to the Closing Date;

                      (ii) any and all liabilities to any employees of Seller for services performed for Seller, or for any severance or other benefits, and any and all employment or consulting arrangements, executive compensation plans, collective bargaining agreements, bonus plans, guaranteed bonus agreements, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase and stock option plans, group life insurance, hospitalization insurance or other plans or arrangements providing for benefits to employees of Seller;

                      (iii) any liabilities and obligations of Seller, the existence of which constitutes a breach of any of the representations, warranties or covenants made by Seller in this Agreement or in any document delivered by it pursuant hereto;

                      (iv) any liabilities and obligations arising out of or in connection with any defect in any product manufactured or sold by Seller prior to the Closing Date, or any litigation, investigation or proceeding to which Seller is a party, or which is based upon events occurring or circumstances existing prior to the Closing Date;

                      (v)    any accounts payable of the Business;

                      (vi) any liabilities and obligations of Seller for any breach or violation, prior to the Closing Date, of any of the Assumed Contracts; and

                      (vii) any other liability or obligation which is not an Assumed Liability.

                (c) For purposes of clarification, notwithstanding the assignment of any contract or other rights included in the Purchased Assets, except as otherwise provided herein Seller has not assigned and Buyer has not assumed and Seller retains its rights and obligations, including all rights and remedies of enforcement, with respect to receivables or other amounts owed or obligations to or from Seller on sales made prior to the Closing Date.

                1.5 PURCHASE PRICE, NOTE AND SECURITY ESCROW. The purchase price for the Purchased Assets shall be $13,250,000.00 (the "Purchase Price"), of which $250,000.00 has been paid to Seller in cash as a non-refundable down payment, the sum of $3,000,000.00 shall be paid in cash to Seller at the Closing (the "Cash Purchase Price"), and the balance of which shall be paid by a promissory note of Buyer issued to Seller at the Closing, in the form annexed hereto as EXHIBIT 6 (the "Note"). It is acknowledged and agreed that upon maturity of the Note, and as provided therein, $1,000,000.00 of the principal amount due thereunder shall be paid to Satterlee Stephens Burke & Burke LLP, as escrow agent (the "Indemnity Escrow Agent") pursuant to the terms and conditions of the Indemnity Escrow Agreement (the "Indemnity Escrow Agreement") to be executed and delivered at the Closing pursuant to Section 3.15 below. As security for Buyer's obligations under the Note, the parties agree that the Reassignments (as defined herein) shall be deposited in escrow (the "Security Escrow") pending the payment in full of the Note, and the Clean Assignments thereof (as defined in the Note) of the Intellectual Property Rights shall also be deposited in the Security Escrow Agreement to be delivered to Buyer for recording upon payment in full of the Note, all as provided in the Security Escrow Agreement to be entered into by the parties at the Closing in substantially the form attached hereto as EXHIBIT 8 (the "Security Escrow Agreement"). As a further inducement to Buyer to enter into this Agreement, Seller has agreed to enter into the Non-Compete Agreement and the Transitional Services Agreement, and has caused Ronald J.C. Gerard to enter into the Consulting Agreement (as such terms are defined in Section 3). The Purchase Price shall be allocated as determined by Buyer, in its discretion (Seller hereby agreeing to report the transaction for tax purposes on a basis consistent therewith).

        2.      CLOSING.

                2.1 CLOSING DATE. The closing of the sale and purchase provided for herein (the "Closing") shall take place at 10:00 A.M., New York time, at the offices of Satterlee Stephens Burke & Burke, 230 Park Avenue, New York, New York 10169 on March 10, 1999 or at such other place, time and date as may hereafter be mutually agreed upon by the parties (such time and date of Closing being hereinafter called the "Closing Date").

                2.2 ACTION BY BUYER. Subject to the terms and conditions herein contained, on the Closing Date, Buyer shall pay to Seller the Cash Purchase Price and shall execute and deliver to Seller this Agreement, the Note, the Indemnity Escrow Agreement, the Consulting Agreement, the Non-Compete Agreement, the Security Escrow Agreement, the Transitional Services Agreement and the other agreements contemplated hereby, and shall execute and deliver to John H. Faro, Esq., as escrow agent (the "Security Escrow Agent"), the Reassignments.

                2.3 ACTION BY SELLER. Subject to the terms and conditions herein contained, on the Closing Date, Seller shall execute and deliver to Buyer this Agreement, the Indemnity Escrow Agreement, the Non-Compete Agreement, the Transitional Service Agreement, the Security Escrow Agreement, and the other agreements contemplated hereby, shall cause Ronald J.C. Gerard to execute and deliver the Consulting Agreement, and shall also execute and deliver to Buyer the following:

                      (a) a duly executed Bill of Sale and Assignment in substantially the form of EXHIBIT 1 attached hereto and made a part hereof;

                      (b) assignments with respect to the Intellectual Property Rights (in forms suitable for recording in the United States Patent and Trademark Office and in the comparable offices of all relevant foreign jurisdictions) other instruments of transfer, including without limitation any assignments with respect to all Assumed Contracts including License Agreements;

                      (c) all third-party consents and governmental and administrative approvals, as shall be, in the opinion of Buyer, necessary or appropriate in order to convey, transfer and assign to and vest in Buyer good and marketable right, title and interest in and to the Purchased Assets, free and clear of all liens, pledges, security interests, claims, charges and encumbrances of any nature whatsoever;

                      (d) an opinion of John H. Faro, Esq., counsel for Seller, dated the Closing Date, in substantially the form of
        EXHIBIT 5 attached hereto and made a part hereof; and

                      (e) duly executed powers of attorney, in form and substance satisfactory to Buyer, authorizing the parties named therein to act on behalf of Vito's, Inc. and Holdings, as the case may be, in all capacities and in respect of all actions contemplated hereunder and under any document contemplated hereby.

        3.      ADDITIONAL COVENANTS.

                3.1   FURTHER ASSURANCES/COOPERATION.

                (a) Seller hereby agrees that it shall from time to time after the Closing Date, at its sole cost and expense, take any and all actions, and execute, acknowledge, deliver, file and/or record any and all documents and instruments, as Buyer may reasonably request in order to more fully perfect the rights which are intended to be granted to Buyer hereunder.

                (b) Each of the parties hereto hereby agrees to fully cooperate with the other parties hereto in preparing and filing any notices, applications, reports and other instruments and documents which are required by, or which are desirable in the opinion of any of the parties hereto in respect of, any statute, rule, regulation or order of any governmental or administrative body in connection with the transactions contemplated hereby.

                3.1 NON-ASSIGNABLE CONTRACTS. Anything in this Agreement contained to the contrary notwithstanding, nothing in this Agreement shall be construed as an attempt to assign (a) any contract or agreement that is at law non-assignable without the consent of the other party thereto and as to which such consent shall not have been given, or (b) any contract or agreement as to which all the remedies for the enforcement thereof and the rights thereunder enjoyed by Seller would not, as a matter of law, pass to Buyer as an incident of the assignments provided for by this Agreement. Attached hereto as SCHEDULE 3.2 is a list of all such non-assignable contracts. In order, however, that the full value of every contract and agreement of the character described in clauses (a) and (b) of the immediately preceding sentence and all claims and demands relating to such contracts and agreements may be realized, Seller hereby agrees with Buyer that it will, at its sole cost and expense, at the request and under the direction of Buyer, in the name of Seller or otherwise, as Buyer shall specify and as shall be permitted by law, take all such action and do or cause to be done all such things as shall be, in the opinion of Buyer, necessary or desirable (1) in order that the rights and benefits of Seller under such contracts and agreements shall be preserved and (2) for, and to facilitate, the collection of the monies due and payable, and to become due and payable, to Seller in and under every such contract and agreement, and Seller will hold the same for the benefit of and will pay the same, when received, to Buyer.

                3.3 PAYMENT OF TAXES AND CHARGES UPON TRANSFER OF PURCHASED ASSETS. Seller shall be responsible for, and shall pay, any and all filing, recording, registration and similar fees, arising out of the transactions contemplated by this Agreement. Buyer shall be responsible for, and shall pay, any and all sales, use, purchase, transfer and similar taxes arising therefrom.

                3.4 RETAINED LIABILITIES. Subsequent to the Closing Date, Seller shall pay, discharge and perform the Retained Liabilities as and when due.

                3.5 BOOKS AND RECORDS. Seller shall, for a period of at least four (4) years following the Closing Date, maintain and make available to Buyer and its representatives for inspection and reproduction, during regular business hours, all books and records relating to the Purchased Assets, the Business or the Assumed Liabilities which are not included among the Purchased Assets. Buyer shall, for a period of at least four (4) years following the Closing Date, maintain and make available to seller and its representatives for inspection and reproduction, during regular business hours, all books and records relating to the Purchased Assets, the Business or the Assumed Liabilities which are included among the Purchased Assets, but only insofar as said books and records relate to periods ending on or prior to the Closing Date.

                3.6   PREPARATION OF FINANCIAL INFORMATION.

                (a) In contemplation of and in order to comply with the rules and regulations of the Securities and Exchange Commission, Buyer shall cause its independent accountants to prepare, as promptly as possible after the Closing Date, audited financial statements for the Business for the years ended December 31, 1997 and December 31, 1998 (collectively, the "Financial Statements") and to Seller shall provide all necessary assistance with respect thereto, it being understood and agreed by Seller that such assistance shall include, without limitation, (i) providing Buyer and its representatives with all necessary financial information and data relating to the Business for such periods, (ii) making available to Buyer all employees or any of its affiliates deemed necessary by Buyer to assist in the preparation of such financial statements, and (iii) if requested by Buyer, delivering a management representation letter.

                (b) The fees and expenses of such accountants in preparing Financial Statements for the Business as provided in this Section shall be borne equally by Buyer and Seller; provided that Seller's share thereof shall not exceed $25,000.00 in the aggregate.

                3.7 TRANSITIONAL SERVICES AGREEMENT. At the Closing, Buyer shall enter into a transitional services agreement, in the form attached hereto as EXHIBIT 2 (the "Transitional Services Agreement").

                3.8 CONSULTING AGREEMENT. At the Closing, Buyer shall enter into a consulting agreement with Ronald J.C. Gerard in the form attached hereto as EXHIBIT 7 (the "Consulting Agreement").

                3.9 EMPLOYEES. Buyer shall have no obligation to employ any employees of Seller.

                3.10 WAIVER OF COMPLIANCE WITH BULK TRANSFER LAWS. Subject to the provisions of Section 6.1, with respect to the transactions contemplated by this Agreement, Buyer hereby waives compliance with any applicable provisions of the bulk transfer laws (Section 6 of the Uniform Commercial Code).

                3.11 NON-COMPETE AGREEMENT. At the Closing, the Seller shall enter into a non-compete agreement, in the form attached hereto as EXHIBIT 3 (the "Non-Compete Agreement").

                3.12 REIMBURSEMENT OF BUYER. Seller shall, no later than June 10, 1999, reimburse Buyer for any refunds, credits, returns, replacements, repairs and warranty costs and expenses made by Buyer with respect to sales of merchandise by Seller prior to the Closing.

                3.13 NOTICE OF CERTAIN MATTERS. Each of the parties hereto shall give written notice to the other party promptly upon becoming aware of
(i) the occurrence of a material adverse change in the condition of the Purchased Assets or the Business, (ii) any occurrence, or failure to occur, of any event, which occurrence or failure to occur has caused or could reasonably be expected to cause any representation or warranty in this Agreement to be untrue or inaccurate in any material respect at any time after the date hereof and prior to the Closing Date or (iii) any material failure on the part of either party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder; provided that the delivery of any notice pursuant to this Section 3.18 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                3.14 CHANGE OF NAME. Effective from and after the Closing Date, each of Seller, Inc., Vito's and Holdings shall (and shall cause each of their respective subsidiaries and affiliates to) change its name to a name not containing the words "Inholtra" or "Vito" or any combination, permutation or derivative thereof (except for Vito's with respect to the name Vito V. Florio) and shall within 15 days after the Closing Date furnish Buyer with certificates or other written evidence satisfactory to Buyer from the appropriate regulatory authorities confirming that such changes of name have been effected.

                3.15 OTHER AGREEMENTS. At the Closing, the Buyer and Seller shall enter into the Indemnity Escrow Agreement, in the form attached hereto as EXHIBIT 4, and the Security Escrow Agreement, in the form attached hereto as EXHIBIT 8, pursuant to which Buyer shall deliver to the Security Escrow Agent reassignments to Seller, Vito's, Inc., or Holdings, as the case may be, of all rights assigned to Buyer under Section 2.3(b) hereof, as security for repayment of the Note (the "Reassignments").

        4. REPRESENTATIONS AND WARRANTIES AS TO SELLER. Seller hereby, represents and warrants to Buyer as follows:

                4.1 ORGANIZATION, STANDING AND POWER. Each of INL, Inc. and Holdings is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation shown in the introductory paragraph of this Agreement, with full corporate power and authority to own, lease and operate its properties and to carry on the Business as presently conducted by it. There are no states or jurisdictions in which the character and location of any of the properties owned or leased by Seller, or the conduct of its business, makes it necessary for it to qualify to do business as a foreign corporation.

                4.2 INTERESTS IN OTHER ENTITIES. Seller does not (i) own, directly or indirectly, of record or beneficially, any shares of voting stock or other equity securities of any other corporation engaged in the same or similar business to the Business; (ii) have any ownership interest, direct or indirect of record or beneficially, in any unincorporated entity engaged in the same or similar business to the Business; or (iii) have any obligation, direct or indirect, present or contingent, (A) to purchase or subscribe for any interest in, advance or loan monies to, or in any way make investments in, any other person or entity engaged in the same or similar business to the Business, or (B) to share any profits or capital investments or both from a entity engaged in the same or similar business to the Business.

                4.3 AUTHORITY. The execution and delivery by of this Agreement and of all of the agreements to be executed and delivered by them pursuant hereto, the performance by them of their respective obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of each such party and each such party has all necessary power with respect thereto. This Agreement is, and when executed and delivered by the parties thereto, each of the other agreements to be delivered pursuant hereto will be, the valid and binding obligation of them, Vito's, Inc. and Holdings enforceable against each such party in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief, and other equitable remedies.

                4.4 NONCONTRAVENTION. Neither the execution and delivery of this Agreement or of any agreement to be executed and delivered pursuant hereto, nor the consummation of any transactions contemplated hereby or thereby, nor the performance by INL, Vito's, Inc. and Holdings of its obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would) (A) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-laws of any of such parties or (B) give rise to a default or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to Seller, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which it is a party or by which Seller or any of the Purchased Assets may be bound, or require any consent, approval or notice under the terms of any such document or instrument, or (C) violate any order, writ, injunction, decree, law, statute, rule or regulation of any Court or governmental authority which is applicable to Seller or any of the Purchased Assets, or (D) result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon any of the Purchased Assets, or (E) interfere with or otherwise adversely affect the ability of Buyer to carry on the Business after the Closing Date on substantially the same basis as is now conducted by Seller.

                4.5 PROPERTIES. Except for the Excluded Assets, the Purchased Assets comprise all of the properties and assets which are necessary in order for Buyer to carry on the Business on and after the Closing Date on substantially the same basis as is now conducted by Seller. INL, Vito's, Inc. and Holdings have good and valid title to all of the Purchased Assets, free and clear of all liens, pledges, security interests, claims, charges or encumbrances of any nature whatsoever.

                4.6 INVENTORY. The inventory of the Seller consists of all finished goods (including packaging), wherever located, related to the business (all such items being hereinafter collectively referred to as the Inventory"), all of which is merchantable and fit for the purpose of which it was procured or manufactured, and none of which is damaged, defective or obsolete. No single SKU of product included in the Inventory exceeds in volume the amount of such SKU that is necessary for the conduct of the Business, based upon historical sales, by Seller of such SKU. Seller has, and on the Closing Date will have, on hand sufficient quantities of each SKU of Inventory, based upon historical sales by Seller of such SKU, or binding commitments from suppliers, third-party manufacturers and packers and fulfillment houses to supply sufficient quantities thereof, to enable Buyer to satisfy all commitments to customers for at least an eight (8) week period after the Closing Date.

                4.7   INTELLECTUAL PROPERTY.

                (a) SCHEDULE 4.7 is a complete and correct list of all (i) United States and foreign patents, trademark and trade name registrations, trademarks and trade names, brandmarks and brand name registrations, servicemarks and servicemark registrations, assumed names and copyrights and copyright registrations, owned in whole or in part and used by INL, Vito's, Inc. or Holdings with respect to the Business as presently conducted by Seller, and all applications therefor, including without limitation, the "INHOLTRA" name, in each case indicating the party owning such rights, (ii) inventions, discoveries, improvement's, processes, formulae, proprietary rights and trade secrets relating to the Business as presently conducted by Seller (including customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (iii) domain name, fictitious and d.b.a. name, proprietary "800" and "888" prefix telephone numbers, Internet URL's, web site text, audio, video and graphics, and other identifier and proprietary rights owned or used by INL, Vito's, Inc. or Holdings in connection with the Business as presently conducted by Seller (and with respect to such "800" and "888" prefix telephone numbers, Seller will use commercially reasonable efforts to obtain from its long distance carrier consent to the assignment and transfer of all such telephone numbers and related rights), and (iv) licenses, sublicenses and similar agreements (active or pending) between INL, Vito's, Inc. or Holdings and the respective copyright owners of all labels currently distributed by the Business as presently conducted by Seller (the "License Agreements") (all such items listed in (i) through (iv) above being hereinafter referred to as "Intellectual Property Rights").

SCHEDULE 4.7 also identifies, with respect to the License Agreements, the copyright owners and the royalty rate, the advance and the amount of the advance, if any, which has not been recouped.

                (b) Except as expressly set forth in said SCHEDULE 4.7 or in SCHEDULE 4.9, (i) INL, Vito's, Inc. and Holdings own or have the right to use all of the Intellectual Property Rights; (ii) no proceedings have been instituted, are pending, or, to the best of the knowledge of INL, Vito's, Inc. and Holdings are threatened, which challenge the rights of INL, Vito's, Inc. and Holdings in respect thereto or the validity thereof and, to the best knowledge of INL, Vito's, Inc. and Holdings there is no valid basis for any such proceedings; (iii) none of the aforesaid violates any laws, statutes, ordinances or regulations, or has at any time infringed upon or violated any rights of others, or is being infringed by others; and (iv) none of the aforesaid is subject to any outstanding order, decree, judgment, stipulation or charge.

                (c) The Intellectual Property Rights include all patents, trademarks, servicemarks, brandmarks, trade names, copyrights and similar rights that are used in or are necessary for the operation of the Business as presently conducted by Seller.

                (d) All patents, trademarks, servicemarks and brandmarks that are included in the Intellectual Property Rights have been duly registered in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights and the appropriate offices of the other countries shown on SCHEDULE 4.7, have been renewed in accordance with all applicable provisions of law and administrative regulations in the United States and in each such country, are valid, enforceable and subsisting, and all necessary actions have been taken to maintain the same. All patent applications and applications for registration of trademarks, servicemarks or brandmarks listed on SCHEDULE 4.7 have been duly filed with the United States Patent and Trademark Office, the United States Register of Copyrights and the appropriate offices of the other countries identified therein, and are pending, except as otherwise shown in SCHEDULE 4.7.

                (e) All licenses or other agreements included in the Intellectual Property Rights are in full force and effect, there is no default by INL, Vito's, Inc. or Holdings or any other party thereto, and all rights of each such party thereunder are freely assignable to Buyer. The licensors under such licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses and other agreements have been provided to Buyer.

                (f) All licenses or other agreements under which Seller has granted rights to others in any of the Intellectual Property Rights are listed in SCHEDULE 4.7. All of such licenses and other agreements are in full force and effect, there is no default by Seller or any other party thereto, and all of Seller's rights thereunder are freely assignable to Buyer. True and complete copies of all such licenses and other agreements have been provided to Buyer.

                4.8 ABSENCE OF CHANGES. Since November 30, 1998, (a) Seller has conducted the Business (and during the transition period contemplated by the Transitional Services Agreement will conduct the Business) only in the ordinary course of business and in a manner consistent with existing policies and practices, with a view toward maximizing sales and profits, and in compliance with applicable law; and Seller has used (and, during such transition period, shall use) its best efforts to preserve intact the Business, to maintain and preserve the Purchased Assets, to keep available the services of key management personnel and to preserve the present goodwill of Seller and its relationships with customers, suppliers and other persons with whom it has business relations; (b) there has not been (i) any material adverse change in the condition (financial or otherwise), assets, liabilities, business, prospects, or results of operations of the Business (including, without limitation, any such adverse change resulting from damage, destruction or other casualty, loss, whether or not covered by insurance), (ii) any waiver by Seller of any right, or cancellation of any debt or claim, related to the Business, or (iii) any change in the accounting principles or methods which are utilized by Seller; and (c) Seller has not

                      (i) agreed or undertaken to sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of the Purchased Assets, except the sale of the Inventory in the ordinary course of business;

                      (ii) agreed or undertaken to sell, assign or transfer any patents, trademarks, trade names, copyrights, licenses or other intangible assets related to the Business or the Purchased Assets;

                      (iii) caused Seller to suffer any event or condition of any character that has or could materially and adversely affect the Business or the Purchased Assets;

                      (iv) altered the price lists relating to the Business, other than in the ordinary course of business;

                      (v) waived or accelerated any rights of value or entered into any transactions with respect to the Business not in the ordinary course of business;

                      (vi) maintained the books of account and records relating to the Purchased Assets in the usual, regular and ordinary manner, on a basis consistent with past practice, and complied with all material laws applicable to the conduct of the Business with respect to the Purchased Assets and performed its material obligations relating to the Business with respect to the Purchased Assets without default;

                      (vii) not authorized or permitted its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative to sell, agree to sell or enter into any arrangements or negotiations or authorized any third party to enter into negotiations or solicit offers of any type or to provide information, cooperate in any way or assist, facilitate or encourage acquisitions relating to the transfer or other disposition of any of the Purchased Assets or the Business (including any merger or consolidation involving the Seller or any other similar transaction); or

                      (viii) authorized any of, or committed or agreed to take, any of the foregoing actions.

                4.9 LITIGATION. Except as set forth in SCHEDULE 4.9, there are no claims, suits, actions, arbitrations, investigations, inquiries or other proceedings before any governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending or, to the best of the knowledge of Seller, threatened, against or relating to

Seller, the Business or any of the Purchased Assets; nor, is there any basis for any such claim, suit, action, arbitration, investigation, inquiry or other proceeding. There are no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to Seller, the Business or any of the Purchased Assets, the effect of which is (a) to limit, restrict, regulate, enjoin or prohibit any business practice in any area, or the acquisition of any properties, assets or businesses, or (b) otherwise materially adverse to the Business or any of the Purchased Assets.

                4.10 NO VIOLATION OF LAW. Seller is not engaging in any activity or omitting to take any action as a result of which (a) it is in violation of any law, rule, regulation, zoning or other ordinance, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative, body or agency, applicable to Seller, the Business or any of the Purchased Assets, including, but not limited to, those relating to truth-in-advertising, occupational safety and health, consumer health and safety, environmental and ecological protection, business practices and operations, labor practices, and employee benefits, and
(b) Seller, the Business and/or any of the Purchased Assets have been or may be materially and adversely affected.

                4.11 GOVERNMENT AND THIRD-PARTY CONSENTS/APPROVALS. No approval, authorization, consent or order or action of, or filing with, any third party or court, administrative agency or governmental authority (a) is required for the execution and delivery by INL, for itself and on behalf of Vito's, Inc. and Holdings, of this Agreement and of all of the agreements to be executed and delivered by Seller pursuant hereto, or the consummation by Seller of the transactions contemplated hereby or thereby or (b) is necessary in order that the Business may be conducted immediately following the Closing Date substantially in the same manner as heretofore conducted.

                4.12 PRODUCTS LIABILITY. SCHEDULE 4.12 lists all product liability claims made or to the knowledge of Seller threatened in Seller's last three (3) fiscal years with respect to the Business.

                4.13  MATERIAL AND OTHER CONTRACTS.

                (a) SCHEDULE 4.13(a) lists all pending or executory contracts, agreements or commitments relating to the Business, including, without limitation license agreement, product supplier agreements, distribution agreements, marketing agreements, non-competition agreements, confidentiality agreements and vendor agreements, and other agreements relating to the Intellectual Property Rights (all such items being hereinafter collectively referred to as the "Material Agreements"). True and complete copies of all such documents and complete descriptions of all oral contracts (if any) referred to in SCHEDULE 4.13(a) have been provided or made available to Buyer and its counsel. Each of the Assumed Contracts is (i) in full force and effect, no person or entity which is a party thereto or otherwise bound thereby is in default thereunder, and, to the best of the knowledge of Seller, no event, occurrence, condition or act exists which does (or which with the giving of notice or the lapse of time or both would) give rise to a default or right of cancellation, acceleration or loss of contractual benefits thereunder; (ii) there has been no threatened cancellations thereof, and there are no outstanding disputes thereunder; and
(iii) none of them is materially burdensome to Seller.

                (b) SCHEDULE 4.13(b) contains a complete and correct list of all contract, commitments, obligations and understandings which are not set forth in any other Schedule delivered hereunder and to which Seller is party or otherwise bound, and which relate to the Business, except for each of those which (i) was made in the ordinary course of business, and (ii) either
(A) is terminable by Seller (and will be terminable by Buyer) without liability, expense or other obligation on thirty (30) days' notice or less, or
(B) may be anticipated to involve aggregate payments to or by Seller of $5,000 (or the equivalent) or less calculated over the full term thereof, and
(iii) is not otherwise material to the Business or any of the Purchased Assets. Complete and correct copies of all contracts, commitments, obligations and undertakings set forth on any of the Schedules delivered pursuant to this Agreement have been furnished by Seller to Buyer, and except as expressly stated on the Schedule on which they are set forth, (x) each of them is in full force and effect, no person or entity which is a party thereto or otherwise bound thereby is in default thereunder, and, to the best of the knowledge of Seller, no event, occurrence, condition or act exists which does (or which with the giving of notice or the lapse of time or both would) give rise to a default or right of cancellation, acceleration or loss of contractual benefits thereunder; (y) there has been no threatened cancellations thereof, and there are no outstanding disputes thereunder; and (z) none of them is materially burdensome to Seller.

                4.14  BUSINESS FINANCIAL STATEMENTS; 1998 REVENUES. SCHEDULE
4.14 is a true and correct copy of the balance sheet with respect to the Business as at October 31 and November 30, 1998 and the related statements of operations for the periods then ended (collectively, the "Business Financials"). The Business Financials have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may otherwise be indicated therein) and each presents fairly, in all material respects, the financial position of the Business as at the date thereof and the results of its operations and cash flow position for the period indicated. Seller represents and warrants that the revenues of Seller (net of refunds, credits, returns, replacements, repairs, warranty costs and expenses and bad debt expenses) for the year ended December 31, 1998 is no less than $5,000,000.00.

                4.15 BOOKS AND RECORDS. The books and records of Seller are complete and correct, have been maintained in accordance with good business practices, and accurately reflect the basis for the financial condition, results of operations and cash flow of Seller as set forth in the Business Financials.

                4.16 TAXES. Seller has filed all tax returns that it was required to file. All such tax returns were correct and complete in all material respects. All taxes owed by Seller (whether or not shown on any tax return) have been paid or adequate provision for the payment thereof has been made by Seller. Seller currently is not the beneficiary of, or subject to, any extension of time within which to file any tax return. Seller has reported and duly paid state and local sales and use taxes in all states in which it is required to report and pay such taxes, including sales and/or use taxes on sales of merchandise and on promotional materials. There is no material dispute or claim concerning any tax liability of Seller either formally asserted or raised, or, to the knowledge of Seller, threatened by any governmental or administrative entity.

                4.17 INFORMATION AS TO SELLER. None of the representations or warranties made by INL, Vito's, Inc. or Holdings, in this Agreement or in any agreement executed and delivered by it pursuant hereto are false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein contained not misleading.

        5. REPRESENTATIONS AND WARRANTIES AS TO BUYER. Buyer hereby represents and warrants to Seller as follows:

                5.1 ORGANIZATION, STANDING AND POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, with full corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted by it.

                5.2 AUTHORITY. The execution and delivery by Buyer of this Agreement and of each agreement to be executed and delivered by it pursuant hereto, the compliance by Buyer with the provisions hereof and thereof, the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Buyer, and Buyer has all necessary corporate power with respect thereto. This Agreement is, and when executed and delivered by Buyer each other agreement to be executed and delivered by it pursuant hereto will be, the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief, and other equitable remedies.

                5.3 NONCONTRAVENTION. Neither the execution and delivery by Buyer of this Agreement or of any of the aforementioned other agreements, nor the consummation of the transactions contemplated hereby or thereby, nor the compliance by Buyer with the provisions hereof and thereof, will (nor with the giving of notice or the lapse of time or both, would) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws of Buyer, or in the breach of any material agreement to which Buyer is a party or otherwise bound.

                5.4 INFORMATION AS TO BUYER. None of the representations or warranties made by Buyer in this Agreement or in any agreement executed and delivered by or on behalf of it pursuant hereto are false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein contained not misleading.

        6.      INDEMNIFICATION.

                6.1 INDEMNIFICATION BY SELLER. Seller shall indemnify and hold Buyer harmless from and against any and all losses, obligations, deficiencies, liabilities, claims, damages, costs and expenses including, without limitation, the amount of any settlement entered into pursuant hereto, and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto (a "Loss") which Loss Buyer may sustain, suffer or incur and which arises out of, is caused by, relates to, or results or occurs from or in connection with (a) liabilities (other than the Assumed Liabilities) arising in connection with the Business, this Agreement or the transactions contemplated hereby, (b) the noncompliance with any applicable bulk transfer laws of any jurisdiction, (c) the breach by Seller of any representation, warranty or covenant by it in this Agreement or in any agreement or instrument executed and delivered pursuant hereto, (d) the operation of the Business by Seller prior to the Closing Date (regardless of whether any claim is brought prior to or subsequent to the Closing), (e) any willful misconduct or negligence by Seller which interferes with the transactions contemplated by this Agreement, (f) any refunds, credits or replacements issued or made after the Closing Date relating to sales made by Seller prior to the Closing Date, or (g) liabilities relating to any fees, brokerage commissions, or other like payments owed to any agent, broker, person or firm acting on behalf of Seller, or under its authority, in connection with any of the transactions contemplated hereby. Furthermore, Seller will indemnify and hold Buyer harmless against all liabilities, loss, expense, cost or obligations of any nature, known or unknown, fixed or contingent, matured or unmatured, to any party which Buyer might incur relating to the transactions contemplated hereunder and the transfer of the Business to Buyer regardless of whether said claim is instituted prior to or subsequent to the Closing and regardless of whether the transactions contemplated hereby are consummated. Seller will indemnify Buyer for any willful or negligent act by Seller interfering with the intent and/or terms of this Agreement and the transactions contemplated hereunder. This indemnification obligation shall also apply to claims directly by Buyer against the Seller as well as to third party claims. In addition to any other rights and remedies to which Buyer may be entitled hereunder or under applicable law, upon notice to Seller specifying in reasonable detail the basis for a set-off, Buyer may set-off any amount to which it may be entitled under this Article 6 against amounts otherwise payable by it under the Note. Notwithstanding the foregoing, Seller's obligations to indemnify Buyer hereunder, insofar as they relate to Losses arising out of any litigation described in SCHEDULE 4.9 hereto, shall not exceed One Million Dollars ($1,000,000.00) in the aggregate.

                6.2 INDEMNIFICATION BY BUYER. Buyer indemnifies and holds Seller harmless from and against any Loss, which Loss Seller may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection with (a) the Assumed Liabilities, (b) the breach by Buyer of any representation, warranty or covenant made by it in this Agreement or in any agreement or instrument executed and delivered pursuant hereto, (c) liabilities relating to the merchandise sold by Buyer (other than claims caused by a breach of a representation or warranty by Seller or negligent acts or omissions of Seller), or the operation of the Business by Buyer after the Closing Date, or (d) liabilities relating to any fees, brokerage commissions, or other like payments owed to any agent, broker, person or firm acting on behalf of Buyer, or under its authority, in connection with any of the transactions contemplated hereby. This indemnification obligation shall also apply to claims directly by Seller against Buyer as well as to third party claims.

                6.3 THIRD PARTY CLAIMS. If a claim by a third party is made against any party or parties hereto and the party or parties against whom said claim is made intends to seek indemnification with respect thereto under this Section 6, the party or parties seeking such indemnification shall promptly notify the indemnifying party or parties, in writing, of such claim; provided, however, that the failure to give such notice shall not affect the rights of the indemnified party or parties hereunder unless such failure materially and adversely affects the indemnifying party or parties. The indemnifying party or parties shall have ten (10) days after said notice is given to elect, by written notice given to the indemnified party or parties, to undertake, conduct and control, through counsel of their own choosing (subject to the consent of the indemnified party or parties, such consent not to be unreasonably withheld) and at their sole risk and expense, the good faith settlement or defense of such claim, and the indemnified party or parties shall cooperate with the indemnifying parties in connection therewith; provided: (i) in the case of Seller as the indemnifying party, it shall not thereby permit to exist any lien, encumbrance or other adverse change upon any of the Purchased Assets, Buyer or the Business, and (ii) the indemnified party or parties shall be entitled to participate in such settlement or defense through counsel chosen by the indemnified party or parties, provided that the fees and expenses of such counsel shall be borne by the indemnified party or parties. So long as the indemnifying party or parties are contesting any such claim in good faith, the indemnified party or parties shall not pay or settle any such claim; provided, however, that notwithstanding the foregoing, the indemnified party or parties shall have the right to pay or settle any such claim at any time, provided that in such event they shall waive any right of indemnification therefor by the indemnifying party or parties. If the indemnifying parties do not make a timely election to undertake the good faith defense or settlement of the claim as aforesaid, or if the indemnifying parties fail to proceed with the good faith defense or settlement of the matter after making such election, then, in either such event, the indemnified party or parties shall have the right to contest, settle or compromise the claim at their exclusive discretion, at the risk and expense of the indemnifying parties to the full extent set forth in Sections
6.1 or 6.2 hereof, as the case may be.

                6.4 PENDING LITIGATIONS. The parties agree that Buyer shall have the rights of an indemnified party under Section 6.3 above with respect to each of the pending litigations described on SCHEDULE 4.9, provided that with respect to the NUTRIMAX/REXALL action described therein, any award received by Buyer or Seller thereunder shall first be applied to the payment or reimbursement of Seller's reasonable legal fees and expenses incurred in such action prior to the Closing, then to the payment or reimbursement of Seller's and Buyer's reasonable legal fees and expenses incurred in such action after the Closing, and the balance shall be divided equally between Buyer and Seller.

        7.      NONDISCLOSURE/ANNOUNCEMENTS.

                7.1 NONDISCLOSURE. Following the Closing, the parties shall mutually agree on and issue a press release regarding the relationship contemplated in this Agreement, provided that under no circumstances shall the Purchase Price or any other financial terms of this Agreement be disclosed except as otherwise required by law.

                7.2 NO DISPARAGEMENT. At no time during the period commencing on the date hereof and continuing for five (5) years after the Closing Date shall INL, or any subsidiary or affiliate thereof, including, without limitation, Vito's, Inc. or Holdings, disparage the commercial, business or financial reputation of Buyer or any of its officers, directors, employees, agents or affiliates.

                7.3 INJUNCTIVE RELIEF, ETC. The parties hereto hereby acknowledge and agree that (i) Buyer would be irreparably injured in the event of a breach by INL, Vito's, Inc. or Holdings of any of their respective obligations under this Section 7, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) Buyer shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach. It is hereby also agreed that the existence of any claims which Seller may have against Buyer, whether under this Agreement or otherwise, shall not be a defense to the enforcement by Buyer of any of its rights under this Section 7.

                7.4 SCOPE OF RESTRICTION. It is the intent of the parties hereto that the covenants contained in this Section 7 shall be enforced to the fullest extent permissible under the laws of and public policies of each jurisdiction in which enforcement is sought (Seller hereby acknowledging that said restrictions are reasonably necessary for the protection of Buyer). Accordingly, it is hereby agreed that if any one or more of the provisions of this Section 7 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible.

                7.5 ADDITIONAL UNDERTAKINGS. The provisions of this Section 7 shall be in addition to, and not in lieu of, any other obligations with respect to the subject matter hereof, whether arising as a matter of contract, by law or otherwise, including, but not limited to, any obligations which may be contained in any employment or consulting agreements to which Buyer is a party.

        8.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                Each of the parties hereto hereby agrees that all representations and warranties made by or on behalf of it in this Agreement or in any document or instrument delivered pursuant hereto shall survive the Closing Date and the consummation of the transactions contemplated hereby.

        9.      MISCELLANEOUS PROVISIONS.

                9.1 EXPENSES. Except as otherwise provided in this Agreement, each of the parties hereto shall pay his or its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

                9.2 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as of the date delivered, if delivered personally, or one
(1) business day after having been deposited with courier, if sent by overnight courier or having been sent by telecopy, if sent by telecopy (receipt confirmed), or three (3) business days after having been mailed, if mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

         If to Buyer, to:    Irwin Naturals/4Health, Inc.
                             10549 W. Jefferson Boulevard
                             Culver City, CA 90232
                             Attn: Klee Irwin

        Copy to:             Satterlee Stephens Burke & Burke LLP
                             230 Park Avenue
                             New York, NY 10169
                             Attn: Peter A. Basilevsky

        If to INL,
        Vito's, Inc. or
        Holdings, to:        Inholtra Natural, Ltd.
                             21 Oceanview Road
                             Kennebunk, ME 04043
                             Attn: Ronald J.C. Gerard
                                   President and CEO

        Copy to:             Faro & Associates
                             P.O. Box 4904
                             Miami, Fl 33149-4904
                             Attn: John H. Faro

or to such other address as any party shall have designated by like notice to the other parties hereto (except that a notice of change of address shall only be effective upon receipt).

                9.3 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of Utah without regard to its choice of law principles.

                9.4 WAIVER, ETC. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions Agreement shall be effective unless set forth in a instrument executed by the party or parties against whom enforcement of such waiver is sought; and no waiver of breach shall be construed or deemed to be a waiver of or subsequent breach.

                9.5 ASSIGNMENT. Prior to the Closing Date, neither this Agreement nor any rights, interests or obligations hereunder may be assigned (by operation of law or otherwise) by any party hereto without the prior written consent of all of the parties hereto, except that Buyer may (a) assign any and all of its rights and remedies and delegate any and all of its obligations under this Agreement to any affiliate, subsidiary or any entity owned or controlled by, it, provided such affiliate, subsidiary or entity agrees in writing to be bound by the terms thereof, and (b) grant a security interest in its rights under this Agreement to Buyer's lender, as administrative agent (the

"Agent"), in connection with the financing of the transactions contemplated by this Agreement.

                9.6 BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

                9.7 AMENDMENT. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

                9.8 SEVERABILITY. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                9.9 ENTIRE AGREEMENT. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) and the Confidentiality Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

                9.10 SCHEDULES. The Schedules delivered pursuant to this Agreement are an integral part hereof. Each such Schedule shall be in writing, shall indicate the Section pursuant to which it is being delivered, and shall be initialed by the delivering party.

                9.11 HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                9.12 EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

                9.13 ARBITRATION. All disputes under this Agreement shall be resolved by binding arbitration in the City of New York, NY, before a single arbitrator in accordance with the rules of the American Arbitration Association.

        IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

Attest:                             IRWIN NATURALS/4HEALTH, INC.

/s/ [Illegible]                     By:  /s/ KLEE IRWIN
-----------------------------           -------------------------------------
Secretary                           Name:   KLEE IRWIN
                                    Title:  CHIEF EXECUTIVE OFFICER


Attest:                             INHOLTRA NATURAL, LTD.

                                    By:  /s/ RONALD J.C. GERARD
-----------------------------           -------------------------------------
Secretary                           Name:   RONALD J.C. GERARD
                                    Title:  President


Attest:                             VITO V. FLORIO
                                     by Inholtra Natural, Ltd., as
                                     attorney-in-fact

                                    By:  /s/ RONALD J.C. GERARD
-----------------------------           -------------------------------------
Secretary                           Name:   RONALD J.C. GERARD
                                    Title:  President


Attest:                             INHOLTRA INVESTMENT HOLDINGS AND
                                     TRADING, N.V.,
                                     by Herm Jan van Asselt, as
                                     attorney-in-fact

                                    By:
-----------------------------           -------------------------------------
Secretary                           Name:
                                    Title:  President



Attest:                             INHOLTRA, INC.

                                    By:
-----------------------------           -------------------------------------
Secretary                           Name:
                                    Title:  President

        IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

Attest:                             IRWIN NATURALS/4HEALTH, INC.

                                    By:
-----------------------------           -------------------------------------
Secretary                           Name:
                                    Title:  President


Attest:                             INHOLTRA NATURAL, LTD.

                                    By:
-----------------------------           -------------------------------------
Secretary                           Name:
                                    Title:  President


Attest:                             VITO V. FLORIO
                                     by Inholtra Natural, Ltd., as
                                     attorney-in-fact

                                    By:
-----------------------------           -------------------------------------
Secretary                           Name:
                                    Title:  President


Attest:                             INHOLTRA INVESTMENT HOLDINGS AND
                                     TRADING, N.V.,
                                     by Herm Jan van Asselt, as
                                     attorney-in-fact

/s/ [Illegible]                     By:  /s/ [Illegible]
-----------------------------           -------------------------------------
Secretary                           Name:
                                    Title:  President



Attest:                             INHOLTRA, INC.

/s/ [Illegible]                     By:  /s/ [Illegible]
-----------------------------           -------------------------------------
Secretary                           Name:
                                    Title:  President



                                                                      [SEAL]

                                Schedule 1.2 (iii)
                                ------------------

                                 ASSUMED CONTRACTS

1. Unfilled purchase order from GNC for 32,000 bottles of INHOLTRA Natural Pain Relief Formula

2. Letter Agreement between Inholtra Natural, Ltd. and PDS Worldwide dated August 3, 1998 (copy attached)

3. Letter Agreement between Inholtra Natural, Ltd. and Bottomline Marketing Services dated February 10, 1999 (copy attached)

4. Post-Closing Promotional Commitments to Bill Frank, Active TV and Joe Tobin in a total amount up to $46,000.00 in the aggregate

5. Co-Op Advertising Commitments and Charge Back obligations in the total amount of up to $7,500.00 in the aggregate

                                     [LOGO]
                                  [LETTERHEAD]

Proposal To:
INHOLTRA Natural, Ltd.
                 Attention:   Mr. Ron Gerard

By: PDS Worldwide
August 3, 1998

DESCRIPTION OF PROJECT:

PDS will accept customer calls to order product, make medical inquires or request literature; warehouse product and collateral material and ship same on demand; and provide all necessary activity and financial reports.

Additionally PDS, based on your marketing decisions, will provide ALL of the following services:

        - Outgoing telemarketing
        - Direct mail solicitation
        - Website construction/interface for internet sales

FULFILLMENT PRICING:

1.  INITIAL SET-UP - $200.00....includes:
    a)   Loading up to 20 SKU's into order processing database:
         i) Item code, wholesale cost (2 price levels) retail cost (2 price levels)
         ii)  Short item description
    b) Prepare warehouse pick locations with separate locations for wholesale, retail and collateral material orders.
    c)   Establish order handling and shipment procedures.
    d)   Initial receipt of inventory.
2.  ORDER PROCESSING - (Product) Approx. 800/month
    a)   $2.25 per order./ 3/1/99  $10.00
         i) Covers computer entry for inventory control, printing label and packing slip, picking product, packing item(s) for shipment.
         ii)  Fee covers shipment to ONE location.
4.  SHIPPING CARTONS/ENVELOPES -
    a) NO CHARGE for orders shipped via USPS Priority Mail (provided in selected sizes only).
    b)  BOXES -

        i)   [ILLEGIBLE] $0.53 per box
        ii)  11 L X 5 2/3 H x 8 3/4 W - $0.38 per box
    c)  Via other delivery methods, $0.25 - $0.75 depending on order size
5. FREIGHT/POSTAGE - Fulfillment shipping is billed as published rates, with no markup above this published rate. For bulk shipments, PDS will use its strategic freight partners according to the needs of each shipment. PDS charges a surcharge on freight for these services. Freight charges to our client will be comparable to published rates for said carriers.
6. STORAGE - $18.00 per pallet per month in CLIMATE CONTROLLED (perfect for food supplements) warehouse.
7.  RETURNS - Cost is the same as processing an order.
8.  REPORTING -
    a) Standard Reports - $25.00 each includes inventory, low levels, backorders, and product profit.
    b)  Custom Report - $75.00 per hour for development, $40.00 per report.
9. RECEIVING OF INVENTORY- Receiving, counting, adding to stock - $12.00 per pallet, less than a pallet - $6.00 per delivery
10. ACCOUNT MANAGEMENT -
    a) Billed for time devoted to provide overall administrative services such as program start-up, changes, database management and customer service coordination. Based on current understanding of program, one
        (1) hour of account management per week should be the norm.... $35.00 per hour.

TELEMARKETING PRICING:

1.  PROJECT SET-UP - $1,500.00....Includes:
    a) Customized scripts, operators screens, initial programming for maximum of eight (8) screens.
    b)   Deposit of $1,000.00 required.
2.  SHARED INBOUND TELEMARKETING AGENTS - $1.10 per minute.... Includes:
    a)   Phone bill
    b)   Telephone agents
    c)   Supervision
    d) Calls billed at 30 seconds initially and in six (6) second increments after that...
3.  DEDICATED OUTBOUND TELEMARKETING AGENTS - $35.00 per hour
    Set-up $600.00...Includes:
    a)   Phone bill
    b)   Telephone agents
    c)   Up to EIGHT (8) HOURS of specialized training.
4.  STANDARD REPORTING SET-UP - $125.00....Includes:
    a) Standard and customized reports on a regular schedule and faxed or down-loaded to a single destination.
5.  800 NUMBER MAINTENANCE - $50.00
6.  MONTHLY MINIMUM - $1,000.00 (Three month minimum)
7.  CREDIT CARD SET-UP - $325.00

8.  CREDIT CARD VERIFICATION PROGRAM - $150.00
    a)   $0.35 per transaction (100.00 monthly minimum).
9.  CHECK/MONEY ORDER - Set-up - $25.00
    a)   $0.35 per transaction ($100.00 monthly minimum)

BOTTOMLINE
MARKETING SERVICES

FULFILLMENT
PROMOTION
TELEMARKETING
e-COMMERCE

751 NW 33RD ST.
POMPANO BEACH,
FLORIDA
33064

PHONE:
954/781-5559
FAX:
954/781-7301

February 10, 1999
Mr. Ron Garard
INHOLTRA Natural, Ltd.

Subject:  Amendment to contract dated August 3, 1998
Re:       TELEMARKETING SERVICE

BMS will provide 24-hour telemarketing services DIRECTLY as soon as possible (3/1/99) with the following cost ramifications:

I.    COST PER ORDER - $10.00 flat fee,
      a. NO CHARGES based on minutes consumed per order, customer service calls, hang ups, etc.
      b. Reports will mirror credit card transaction reports, shipping reports.

II.   CREDIT CARD TRANSACTIONS - $0.35 each
      a.   Cost to I.C. Verify, process, report.
      b.   INHOLTRA to provide Merchant ID Number.
      c.   Set up charge - (To be determined) (not to exceed $100)R

III.  TELEMARKETING SET UP CHARGE - $300.00
      a.   Training of operators, initial programming, script adjustments.
      b.   Deposit - $250.00 (There is a $1,000 - deposit with lease)

All aspects of fulfillment project (including pricing) remain in place.

Submitted By:                             Accepted By:


                                             /s/ Ron Garard, Pres.
--------------------------------          ------------------------------



Date:                                     Date:         2/9/99
      --------------------------                ------------------------

TERMS:

INHOLTRA Natural, Ltd. will be invoiced one a month. Terms are net 10 days, subject to PDS Worldwide credit application. Also subject to PDS Worldwide Standard Terms and Conditions. Advance payment is expected at the inception of the agreement. The advance includes the estimated freight for the first period of activity, based on client's projection.

Note: This quotation is based on the above specifications. Any changes to these specifications may alter the price. It does not include postage, customer changes, courier expense, outbound freight, cartons/packaging materials (unless otherwise specified) or skids provided by PDS Worldwide.

Submitted By:                             Accepted By:

/s/ Ian D. MacLennan                      /s/ Ronald Garard
Ian D. MacLennan                          ------------------------------------
                                          INHOLTRA Natural, Ltd.

Date: August 3, 1998                      Date:            8/10/98
                                               -------------------------------

                                          Read and agree to Terms & Conditions

                                          /s/ R. Garard
                                          ------------------------------------
                                          INHOLTRA Natural, Ltd.

                                          Date:            8/10/98
                                               -------------------------------



                                                                      [LOGO]

                                  SCHEDULE 1.3

                              OTHER EXCLUDED ASSETS


1. The family crest of HJ van Asselt (which appears on Inholtra's stationary and certain promotional items).

2. A certain life insurance policy (#[_______________]) owned by Inholtra Natural, Ltd. on the life of HJ van Asselt.

3. All furnishings, fixtures and equipment currently in the home office located at 21 Oceanview Road, Kennebunk, ME 04043 maintained by Ronald Gerard for conducting the Inholtra business.

                                  SCHEDULE 3.2

                            NON-ASSIGNABLE CONTRACTS


                                      None

                                  SCHEDULE 4.7


(i) United States and foreign patents, trademark and trade name registrations, trademarks and trade names, brandmarks and brand name registrations, servicemarks and servicemark registrations, owned in whole or in part and used by Seller with respect to the Business, as presently conducted by Seller, and all applications therefor, including without limitation, the "INHOLTRA" name, and more specifically,

     1. all right, title, and interest in and to U.S. Trademark INHOLTRA, and all goodwill associated therewith in connection with Seller's business, as presently conducted by Seller, and registration thereof in the U.S. under registration number 2,135,818,

     2. all right, title, and interest in and to European Trademark INHOLTRA, and all goodwill associated therewith in connection with Seller's business, as presently conducted by Seller, and application for registration and registration thereof with the Office for Harmonization in the Internal Market under Community Trademark application number CTM 000598870,

     3. all right, title, and interest in and to Switzerland Trademark INHOLTRA, and all goodwill associated therewith in connection with Seller's business, as presently conducted by Seller, and registration thereof with the Swiss Trademark Office under registration number 451,523,

     4. all right, title, and interest in and to any and all inventions and improvements which are disclosed in or associated with the U.S. patent number 5,840,715, issued November 24, 1998 and entitled:
         Dietary Regimen of Nutritional Supplements for Relief of Symptoms of Arthritis,

     5. all right, title, and interest in and to any and all inventions and improvements which are disclosed in or associated with the U.S. patent application serial number 09/193,474, filed November 18, 1998 as a continuation from U.S. application serial number 952,272, and entitled: Dietary Regimen of Nutritional Supplements for Relief of Symptoms of Arthritis,

     6. all right, title, and interest in and to any and all inventions and improvements which are disclosed in or associated with the Canadian patent number CA 2,240,165, Filed June 10, 1998, and entitled: Dietary Regimen of Nutritional Supplements for Relief of Symptoms of Arthritis,

SCHEDULE 4.7
Page 2


     7. all right, title, and interest in and to any and all inventions and improvements which are disclosed in or associated with the Australian patent number AU 9,726,237, Filed July 3, 1997, and entitled:
         Dietary Regimen of Nutritional Supplements for Relief of Symptoms of Arthritis,

     8. all right, title, and interest in and to any and all inventions and improvements which are disclosed in or associated with the Patent Cooperation Treaty patent application number WO 9721434, Filed December 11, 1995, from PCT/95US/16722, and entitled: Dietary Regimen of Nutritional Supplements for Relief of Symptoms of Arthritis,

     9. all right, title, and interest in and to any and all inventions and improvements which are disclosed in or associated with the European patent number EP 855,908, Filed November 28, 1997, and entitled:
         Dietary Regimen of Nutritional Supplements for Relief of Symptoms of Arthritis;

(ii) inventions, discoveries, improvements, processes, formulae, proprietary rights and trade secrets relating to the Business, as presently conducted by Seller (including customer and supplier lists, pricing and cost information, and business and marketing plans and proposals);

(iii) domain name, fictitious and d.b.a. name, proprietary "800" and "888" prefix telephone numbers, Internet URLs, web site text, audio, video and graphics, and other identifier and proprietary rights owned or used by Seller in connection with the Business, as presently conducted by Seller (and with respect to such "800" and "888" prefix telephone numbers, Seller will use commercially reasonable efforts to obtain from its long distance carrier consent to the assignment and transfer of all such telephone numbers and related rights), and

(iv) licenses, sublicenses and similar agreements (active or pending) between Seller and the respective copyright owners of all labels currently distributed by the Business, as presently conducted by Seller (the "license Agreements")

(all such items listed in (i) through (iv) above being hereinafter referred to as "Intellectual Property Rights").

                                 Schedule 4.9
                                 ------------

                                  LITIGATION

Nutramax Laboratories, Inc. v. Twin Laboratories, Inc., et al., CVB-97-1010, pending in the Federal District Court for the District of Maryland.

Inholtra Natural, Ltd. and Inholtra, Inc. v. NBTY, Inc., et al., CV 98-6366
(LDW), pending in Federal District Court for the Eastern District of New York.

Vitamin World, Inc. and Puritan Pride, Inc. v. Inholtra Natural, Ltd. and Inholtra, Inc., CV 980871 (LDW), pending in Federal District Court for the Eastern District of New York.

Inholtra Natural, Ltd. v. Rexall/Sundown, Inc., et al., Case No. 97-7443 CIV ZLOCH, pending in the Federal District Court for the Southern District of Florida

DiMaggio v. Inholtra Natural Ltd. v. Traco Labs and SoftGel Technologies,
Case No.    pending in Federal District Court for the Eastern District of New
York.

                                 SCHEDULE 4.12
                                 -------------

                            PRODUCT LIABILITY CLAIMS

                                       None

                                 Schedule 4.13 (a)
                                 -----------------

                                MATERIAL CONTRACTS

                                       None

                                 SCHEDULE 4.13 (b)
                                 -----------------

                                 OTHER AGREEMENTS

                                       None

                                 SCHEDULE 4.14
                                 -------------

                                   FINANCIALS

                             INHOLTRA NATURAL, LTD

                             FINANCIAL STATEMENTS

                              NOVEMBER 30, 1998

                                                                 THAW, GOPMAN
                                                            & ASSOCIATES, P.A.
                                                              ---------------
                                                 CERTIFIED PUBLIC ACCOUNTANTS
                                                       RONALD L. THAW, C.P.A.
                                                 MARK R. THAW, C.P.A., C.V.A.
                                                      GLENN H. GOPMAN, C.P.A.
                                                    STEVEN M. SAMUELS, C.P.A.

                        ACCOUNTANTS' COMPILATION REPORT

The Board of Directors
Inholtra Natural, Ltd
21 Ocean View Road
Kennebunk, ME 04043

We have compiled the accompanying statement of assets and liabilities - income tax basis of Inholtra Natural, Ltd (S Corporation) as of November 30, 1998, and the related statement of revenues and expenses income tax basis, for the one month and eleven days then ended, and the accompanying supplementary schedules - income tax basis, which are presented only for supplementary analysis purposes, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. The financial statements and accompanying supplementary schedules have been prepared on the accounting basis used by the Company for income tax purposes, which is a comprehensive basis of accounting other than generally accepted accounting principles.

Compilation is limited to presenting in the form of financial statements and supplementary schedules information that is the representation of management. We have not audited or reviewed the accompanying financial statements and supplementary schedules and, accordingly, do not express an opinion or any other form of assurance on them.

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Before, no provision or liability for federal income taxes has been included in these financial statements.

Management has elected to omit substantially all of the disclosures ordinarily included in financial statements prepared on the income tax basis of accounting. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's assets, liabilities, equity, revenues and expenses. Accordingly, these financial statements are not designed for those who are not informed about such matters.

Thaw, Gopman & Associates, P.A.
Certified Public Accountants

December 30, 1998

              Direct all correspondence to: Thaw Gopman & Associates,
                       P.O. Box 9075, Miami, Florida 33269
   20451 Northwest 2nd Avenue, Miami, Florida 33169 / Dade: (305) 651-3020 /
                            Outside Dade: 903-3020
               Fax: (305) 652-9938 / E-mail: faxcpa@miamlepa.com

                          Inholtra Natural, Ltd
                             (S Corporation)
                Supporting Schedule of Revenues and Expenses -
                            Income Tax Basis
                  For the Periods Ending November 30, 1998



                                                       Current Month                 Eleven Months
                                                    Amount      Percent          Amount         Percent

Schedule of Cost of Sales                       $       0.00       0.00 %    $    12,687.05       0.26 %
Freight-In                                              0.00       0.00            9,175.00       0.19
Purchases                                          55,821.25    (350.18)       2,408,708.40      49.93
Royalties                                         113,000.00    (146.61)         978,367.64      20.28
                                                -------------   --------     --------------    --------
Total Cost of Sales                              $ 168,821.25    (496.79)%    $ 3,408,938.09      70.66 %
                                                -------------   --------     --------------    --------
                                                -------------   --------     --------------    --------

Schedule of Selling Expenses

Advertising & Promotion                         $  27,741.37    (119.45)     $   213,804.08       4.43 %
Commissions                                        20,776.04    (829.73)          99,471.41       2.06
Delivery                                           28,731.10    (444.81)          39,411.63       0.82
                                                -------------   --------     --------------    --------
Total Selling Expenses                          $  77,248.51    (393.99)%    $   352,687.12       7.31 %
                                                -------------   --------     --------------    --------
                                                -------------   --------     --------------    --------

Schedule of Administrative Expenses

Accounting and Legal                            $  14,712.91    (836.59)%    $  116,468.57        2.41 %
Automotive Expense                                    479.96    (157.78)          5,318.94        0.11
Bad Debt Expense                                   42,910.00    (105.85)         42,910.00        0.89
Bank Charges                                        4,796.65    (576.81)          5,021.50        0.10
Consulting Fees                                     1,924.85    (632.76)         17,004.62        0.35
Donations                                               0.00       0.00             180.00        0.00
Dues & Subscriptions                                    0.00       0.00           2,355.10        0.05
Insurance - Group                                       0.00       0.00           1,132.80        0.02
Insurace - Other                                   (1,483.10)    487.54          14,156.47        0.29
Interest                                                0.00       0.00             290.28        0.01
Licenses                                                0.00       0.00              60.00        0.00
Office Expense                                      1,643.50    (540.27)         13,206.05        0.27
Postage                                                64.00     (21.04)          3,398.00        0.07
Rent                                                    0.00       0.00           9,000.00        0.19
Repairs and Maintenance                                 0.00       0.00             610.50        0.01
Salaries - Officer                                  5,000.00    (643.66)         55,000.00        1.14
Taxes - General                                         0.00       0.00              57.35        0.00
Taxes - Payroll                                       382.50    (125.74)          4,529.50        0.09
Telephone                                             367.45    (120.79)         23,445.75        0.49
Travel                                              2,795.85    (919.08)        103,450.78        2.14
                                                -------------   --------     --------------    --------
          Total Administrative Expenses         $  73,594.57    (192.82)%    $  417,596.21        8.66 %
                                                -------------   --------     --------------    --------
                                                -------------   --------     --------------    --------

                             See Accountant's Report

                            Inholtra Natural, Ltd
                               (S Corporation)
                     Statement of Assets and Liabilities-
                              Income Tax Basis
                             November 30, 1998

                                   ASSETS


Current Assets
Cash in Bank                                 $    368,216.98
Accounts Receivable-Trade                       1,385,492.58
Less: Allowance for Doubtful Account              (42,910.00)
                                             ---------------
Total Current Assets                                                     $ 1,710,799.56

Property and Equipment
Office Furniture                                    8,500.00
Computer Equipment                                  2,943.97
Less: Accumulated Depreciation                     (8,443.97)
                                             ---------------

Net Property and Equipment                                                     3,000.00

Other Assets
License Costs                                      35,000.00
[Illegible] License Costs                          (1,166.67)
Organization Costs                                    500.00
[Illegible] Organization Costs                        (99.96)
                                             ---------------

Total Other Assets                                                            34,233.37
                                                                         --------------


Total Assets                                                             $ 1,748,032.93
                                                                         --------------
                                                                         --------------

                           See Accountants' Report

                            Inholtra Natural, Ltd
                               (S Corporation)
                     Statement of Assets and Liabilities-
                              Income Tax Basis
                             November 30, 1998

                    LIABILITIES AND STOCKHOLDERS' EQUITY


Current Liabilities
Accounts Payable                             $  1,239,261.41
                                             ---------------

Total Current Liabilities                                               $ 1,239,261.41

Noncurrent Liabilities                       _______________

Total Noncurrent Liabilities                                            ______________

Total Liabilities                                                         1,239,261.41

Stockholders' Equity
Capital Stock                                         100.00
Dividend Distributions                           (143,367.73)
Current Year Income (Loss)                        652,039.25
                                             ---------------

Total Stockholders' Equity                                                  508,771.52
                                                                        --------------

Total Liabilities and
Stockholders' Equity                                                    $ 1,758,032.93
                                                                        --------------
                                                                        --------------


                           See Accountants' Report

                            Inholtra Natural, Ltd
                               (S Corporation)
                     Statement of Revenues and Expenses-
                              Income Tax Basis
                   For the Periods Ending November 30, 1998



                                                Current Month                    Eleven Months
                                            Amount           Percent         Amount          Percent
[Illegible] Sales                       $       (304.20)      100.00%    $  4,824,560.77     100.00%
[Illegible] of Sales                         168,821.25      (496.79)       3,408,938.09      70.66
                                        ---------------      -------     ---------------     ------
Gross Profit                                (169,125.45)      596.79        1,415,622.68      29.34

Selling & Administrative Expenses
Selling - See Schedule                        77,248.51      (393.99)         352,687.12       7.31
Administrative - See Schedule                 73,594.57      (192.82)         417,596.21       8.66
                                        ---------------      -------     ---------------     ------

Total Selling & Administrative               150,843.08      (586.81)         770,283.33      15.97
                                        ---------------      -------     ---------------     ------

Income From Operations                      (319,968.53)      183.61          645,339.35      13.38

[Illegible] Revenues (Expenses)
Interest Income                                1,391.39      (457.39)           6,699.90       0.14
                                        ---------------      -------     ---------------     ------

Total Other Revenues (Expenses)                1,391.39      (457.39)           6,699.90       0.14
                                        ---------------      -------     ---------------     ------

Income Before Tax Provision                 (318,577.14)      726.21          652,039.25      13.51
                                        ---------------      -------     ---------------     ------

Net Income (Loss)                       $   (318,577.14)      726.21%    $    652,039.25      13.51%
                                        ---------------      -------     ---------------     ------
                                        ---------------      -------     ---------------     ------




                           See Accountants' Report

                               INHOLTRA NATURAL, LTD

                               FINANCIAL STATEMENTS

                                  OCTOBER 31, 1998

                                                                 THAW, GOPMAN
                                                            & ASSOCIATES, P.A.
                                                              ---------------
                                                 CERTIFIED PUBLIC ACCOUNTANTS
                                                       RONALD L. THAW, C.P.A.
                                                 MARK R. THAW, C.P.A., C.V.A.
                                                      GLENN H. GOPMAN, C.P.A.
                                                    STEVEN M. SAMUELS, C.P.A.

                        ACCOUNTANTS' COMPILATION REPORT

The Board of Directors
Inholtra Natural, Ltd
Inholtra View Road
Kennebunk, ME 04043


I have compiled the accompanying statement of assets and liabilities - income tax basis of Inholtra Natural, Ltd (S Corporation) as of October 31, 1998, and the related statement of revenues and expenses income tax basis, for the one month and ten months then ended, and the accompanying supplementary schedules - income tax basis, which are presented only for supplementary analysis purposes, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. The financial statements and accompanying supplementary schedules have been prepared on the accounting basis used by the Company for income tax purposes, which on a comprehensive basis of accounting other than generally accepted accounting principles.

Compilation is limited to presenting in the form of financial statements and supplementary schedules information that is the represenation of management. We have not audited or reviewed the accompanying financial statements and supplementary schedules and, assurance on them.

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of Corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

Management has elected to omit substantially all of the disclosures ordinarily included in financial statements prepared on the income tax basis of accounting. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Company's assets, liabilities, equity, revenues and exenses. Accordingly, these financial statements are not designed for those who are not informed about such matters.

Thaw, Gopman & Associates, P.A.
Certified Public Accountants

December 16, 1998

                                   Inholtra Natural, Ltd.
                                       (S Corporation)
                             Statement of Assets and Liabilities -
                                        Income Tax Basis
                                        October 31, 1998



                                               ASSETS


Current Assets
Cash in Bank                         $    405,740.56
Accounts Receivable - Trade             1,920,800.22
                                     ---------------
Total Current Assets                                        $   2,326,540.78

Property and Equipment
Office Furniture                            8,500.00
Computer Equipment                          2,943.97
Less: Accumulated Depreciation             (8,443.97)
                                     ---------------
Net Property and Equipment                                    3,000.00


Other Assets
License Costs                             35,000.00
A/A - License Costs                       (1,166.67)
Organization Costs                           500.00
A/A - Organization Costs                     (99.96)
                                     ---------------
Total Other Assets                                                 34,233.37
                                                                ------------

Total Assets                                                $   2,363,774.15
                                                                ------------
                                                                ------------



                            Inholtra Natural, Ltd
                               (S Corporation)
                    Statement of Assets and Liabilities -
                              Income Tax Basis
                              October 31, 1998

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Amounts Payable                      $1,010,194.58
                                     -------------

Total Current Liabilities                               $1,010,194.58

Noncurrent Liabilities
                                     -------------

Total Noncurrent Liabilities
                                                        -------------

Total Liabilities                                        1,010,194.58

Stockholder's Equity
Capital Stock                              100.00
Dividend Distributions                (123,367.73)
Current Year Income (Loss)            1,476,847.30
                                     -------------

Total Stockholders' Equity                               1,353,579.57
                                                        -------------

Total Liabilities and
  Stockholders' Equity                                  $2,363,774.15
                                                        -------------
                                                        -------------

                            See Accountant's Report

                            Inholtra Natural, Ltd
                               (S Corporation)
                     Statement of Revenues and Expenses -
                              Income Tax Basis
                    For the Periods Ending October 31, 1998


                                                      Current Month                   Ten Months
                                                  Amount         Percent         Amount        Percent

Gross Sales                                  $1,817,067.67       100.00%     $4,881,095.88     100.00%

Cost of Sales                                   745,818.94        41.05       2,790,116.84      57.16
                                             -------------       ------      -------------     ------
Gross Profit                                  1,071,248.73        58.95       2,090,979.04      42.84

Selling & Administrative Expense
Selling  - See Schedule                          28,919.03         1.59         275,438.61       5.64
Administrative - See Schedule                    46,536.95         2.56         344,001.64       7.05
                                             -------------       ------      -------------     ------

Total Selling & Administrative                   75,455.98         4.15         619,440.25      12.69
                                             -------------       ------      -------------     ------

Income From Operations                          995,792.75        54.80       1,471,538.79      30.15

Other Revenues (Expenses)
  Interest Income                                   238.52         0.01           5,308.51       0.11
                                             -------------       ------      -------------     ------

Total Other Revenues (Expenses)                     238.52         0.01           5,308.51       0.11
                                             -------------       ------      -------------     ------

Income Before Tax Provision                     996,031.27        54.82       1,476,847.30      30.26
                                             -------------       ------      -------------     ------

Net Income (Loss)                            $  996,031.27        54.82%     $1,476,847.30      30.26%
                                             -------------       ------      -------------     ------
                                             -------------       ------      -------------     ------

                            See Accountant's Report

                              INHOLTRA NATURAL, LTD
                                (S CORPORATION)
                  SUPPORTING SCHEDULE OF REVENUES AND EXPENSES
                                INCOME TAX BASIS
                    FOR THE PERIODS ENDING OCTOBER 31, 1998


                                              Current Month                       Ten Months
                                        ------------------------         ------------------------
                                           Amount        Percent            Amount        Percent
                                        -----------      -------         -------------    -------

Schedule of Cost of Sales
Freight-In                              $      0.00         0.00%        $   12,687.05       0.26%
Labeling                                       0.00         0.00              9,175.00       0.19
Purchases                                629,651.20        34.65          1,902,887.15      39.98
Royalties                                116,167.74         6.39            865,367.64      17.73
                                        -----------      -------         -------------    -------

Total Cost of Sales                     $745,818.94        41.05%        $2,790,116.84      57.16%
                                        -----------      -------         -------------    -------
                                        -----------      -------         -------------    -------

Schedule of Selling Expenses


Advertising & Promotion                 $  4,805.86         0.26%        $  186,062.71       3.81%
Commissions                               13,432.64         0.74             78,695.37       1.61
Delivery                                  10,680.53         0.59             10,680.53       0.22
                                        -----------      -------         -------------    -------

Total Selling Expenses                  $ 28,919.03         1.59%           275,438.61       5.64%
                                        -----------      -------         -------------    -------
                                        -----------      -------         -------------    -------

Schedule of Administrative Expenses

Accounting and Legal                    $ 23,697.10         1.30%        $  101,755.66       2.08
Automotive Expense                           479.96         0.03              4,838.98       0.10
Bank Charges                                  15.75         0.00                224.85       0.00
Consulting Fees                                0.00         0.00             15,079.77       0.31
Donations                                    130.00         0.01                180.00       0.00
Dues & Subscriptions                           0.00         0.00              2,355.10       0.05
Insurance - Group                              0.00         0.00              1,132.80       0.02
Insurance - Other                          5,981.90         0.33             15,639.57       0.32
Interest                                       0.00         0.00                290.28       0.01
Licenses                                       0.00         0.00                 60.00       0.00
Office Expense                             2,149.34         0.12             11,562.55       0.24
Postage                                      264.45         0.01              3,334.00       0.07
Rent                                           0.00         0.00              9,000.00       0.18
Repairs and Maintenance                        0.00         0.00                610.50       0.01
Salaries - Officer                         5,000.00         0.28             50,000.00       1.02
Taxes - General                                0.00         0.00                 57.35       0.00
Taxes - Payroll                              382.50         0.02              4,147.00       0.08
Telephone                                  3,989.60         0.22             23,078.30       0.47
Travel                                     4,446.35         0.24            100,654.93       2.06
                                        -----------      -------         -------------    -------

Total Administrative Expenses           $ 46,536.95         2.56%        $  344,001.64       7.05%
                                        -----------      -------         -------------    -------
                                        -----------      -------         -------------    -------


                             See Accountant's Report

                              INHOLTRA NATURAL, LTD
                                (S CORPORATION)
                  SUPPORTING SCHEDULE OF ASSETS AND LIABILITIES
                                INCOME TAX BASIS
                                OCTOBER 31, 1998




Schedule of Cash in Bank                                   $
Cash in Operating Account                                       238.52
Cash in Operating Account                                   305,702.44
Cash in Investment Account                                   54,296.74
Cash in Money Market Account                                 45,502.86
                                                           -----------

Total Cash in Bank                                         $405,740.56
                                                           -----------
                                                           -----------



Schedule of Notes Payable
                                                           -----------

Total Notes Payable                                               0.00
                                                           -----------

Noncurrent Portion of Notes Payable                        $      0.00
                                                           -----------
                                                           -----------



                              See Accountants' Report

                                                                 EXHIBIT 1

                            BILL OF SALE AND ASSIGNMENT

     BILL OF SALE AND ASSIGNMENT dated this __ day of March, 1999 (the "Bill of Sale") from Inholtra Natural, Ltd., a Maine corporation ("INL"), Vito V. Florio, a resident of Florida ("Vito's"), Inholtra, Inc., a Florida corporation ("Inc."), Inholtra Investment Holdings and Trading, N.V., a Netherlands Antilles company ("Holdings"; INL, Vito's, Inc. and Holdings being referred to herein individually and collectively as "Seller"), to Irwin Naturals/4Health, Inc. ("Buyer"), a Utah corporation.

    This Bill of Sale is delivered by Seller to Buyer pursuant to the Asset Purchase Agreement, dated as of March __, 1999 (the "Purchase Agreement"), by and between Seller and Buyer. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

    NOW, THEREFORE, for and in consideration of the consideration set forth in the Purchase Agreement, the receipt and sufficiency of which are hereby acknowledged, on the terms and conditions contained in the Purchase Agreement, Seller does hereby sell, convey, assign, transfer and deliver to Buyer all of its right, title and interest in and to the business of manufacturing, marketing, distributing and selling nutritional supplements and related products throughout the United States and in certain other countries (the "Business") and all rights, interest and title to the properties and assets owned by Seller and otherwise employed, used or available for use in the Business, real and personal, tangible and intangible, of every kind and nature, wherever located, as the same shall exist on the Closing Date (but excluding all Excluded Assets, as defined below) (the "Purchased Assets"), including without limitation, the following:

    (A) the Intellectual Property Rights;

    (B) the Inventory;

    (C) the Assumed Contracts;

    (D) the Promotional Materials;

    (E) all papers, documents (including information stored in electronic forms such as computer disks, CD Rom, computer tape, computer hard drive and the like), instruments, books and records, correspondence, files, books of account, data and laboratory books, and other records by which any of the Purchased Assets might be identified or rights with respect thereto enforced, or otherwise pertaining to the Purchased Assets or the Business that are located in the Seller's offices or other locations used in connection with the Business (including without limitation, customer invoices, customer lists, vendor and supplier lists, drafts and other documents and materials relating to customer transactions);

    (F) all analytical and testing reports, files and production data relating to the Business, in hard copy and electronic format;

    (G) all back order files and collections files relating to the Business;

    (H) all credits, prepaid expenses, deferred charges, advance payments, security charges, and other prepaid items, deposits and advances (including royalty advances as set forth in SCHEDULE 4.7 to the Purchase Agreement) relating to the Business;

    (I) all rights of Seller to the computer software programs (including source and object codes to the extent Seller owns the rights, data and related documentation) and the licenses or other agreements conferring rights related thereto used in connection with the Business;

    (J) all office supplies and equipment used in connection with the Business;

    (K) all rights to receive payment, including promissory notes and all balances, credits, deposits, accounts or monies of Seller held by third parties (other than accounts receivable generated by the Business prior to the Closing Date); and

    (L) all other assets and properties of Seller that are used in connection with the Business other than Excluded Assets.

    To have and to hold the Purchased Assets hereby sold, conveyed, assigned and transferred by Seller to Buyer forever upon the terms and subject to the conditions of the Purchase Agreement.

    Anything herein to the contrary notwithstanding, there shall be excluded from the Purchased Assets, properties, rights and business to be transferred to Buyer hereunder (a) accounts receivable and other receivables related to merchandise shipped prior to the Closing Date, (b) contracts, agreements or commitments which are not Assumed Contracts and (c) those assets listed on
SCHEDULE 1.3 to the Purchase Agreement.

    Notwithstanding the foregoing, Buyer hereby assumes Seller's executory obligations under the Assumed Contracts (but not any obligations thereunder arising from any breach or alleged breach by Seller thereof), in each case only to the extent that the foregoing represent obligations which are by their stated terms to be performed, in the ordinary course, subsequent to the Closing Date.

    Except as specifically set forth to the contrary in the preceding sentence, the Seller shall be responsible for all liabilities and obligations not hereby expressly assumed by Buyer.

    IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the day and year first above written.

                                       INHOLTRA NATURAL, LTD.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title: President

                                       VITO V. FLORIO,
                                        by Inholtra Natural, Ltd.
                                        as attorney-in-fact

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title: President

                                       INHOLTRA INVESTMENT HOLDINGS AND
                                        TRADING, N.V.
                                        by Herm Jan Van Asselt,
                                        as attorney-in-fact


                                       ---------------------------------------

                                       INHOLTRA, INC.

                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                                                     EXHIBIT 2

                     TRANSITIONAL SERVICES AGREEMENT

          This Transitional Services Agreement dated as of March [illegible], 1999 is made by and between Inholtra Natural, Ltd., a Maine Corporation ("Seller") and Irwin Naturals/4Health, Inc. ("Buyer"), a Utah corporation. The parties hereto agree that the Seller will provide to Buyer during a transition period as defined in Section illegible thereof (the "Transition Period"), the Following services in connection with Buyer's purchase of Seller's business of manufacturing, marketing, distributing and selling nutritional supplements and related products pursuant to the Asset Purchase Agreement dated as of March , 1999, by and between Seller and Buyer (the "Purchase Agreement"; capitalization terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement).

          Subject to the terms and conditions herein set forth, Seller will perform the following services under this Agreement in a manner that is customary, commercially reasonable and based on Seller's past business practice:

     1.   SALES AND MARKETING

          1.1 Seller will continue to receive orders for the Products identified in EXHIBIT 1 hereto (the "Products") during the Transition Period. Seller will separate all commingled orders so as to designate the Products with a form code indicating that the sale is on behalf of Buyer.

          1.2 Seller will invoice customers based upon Seller's terms and conditions in effect at time of closing uder the Purchase Agreement ("Closing"). Each invoice will contain only those Products included in the sale and will reflect a notation to the effect that such sale is "on behalf of Irwin Naturals/4Health, Inc."

          1.3 Seller will act as collection agent for Buyer for those sales invoiced during the transition Period. It is understood that all risk of loss on such sales is for the account of Buyer.

          1.4 Buyer shall promptly following the termination of the Transition Period notify all customers of the Business in writing of the consummation of the transactions contemplated by the Purchase Agreement and request that all such customers change their respective billing and invoicing codes as appropriate to reflect the change in ownership of the Business, and Seller shall cooperate in a reasonable manner with Buyer regarding such notifications to such customers.

          1.5 To the extent not otherwise provided for in the Assumed Contracts (including co-packing agreements), Seller shall during the Transition Period arrange for and supervise the manufacture and packaging of Products to meet Buyer's requirements, warehousing finished Products, supplies and materials, receiving and unloading supplies and materials, inspecting incoming supplies and materials for quality, and loading and shipping Products.

          1.6 Seller shall arrange for all legal and related services required for the diligent prosecution of all registrations illegible the Intellectual Property Rights (as difined in the Purchase Agreement) during the Transition Period.

          1.7 Seller shall provide all necessary labor, administrative, quality control, maintenance and supervisory staff necessary to fulfill the commitments it has made herein.

     2.   CONSUMER SERVICES

          2.1 Seller will continue to handle and record consumer contracts relevant to the Products in accordance with existing practices of the Seller.

     3.   TERM

          3.1 The Transition Period will be the ninety (90) day period commencing on the first business day after the date first illegible written and will be automatically renewed at the end of such initial ninety (90) day period for an additional ninety (90) day period unless either party advises the other, in writing at least ten (10) days prior to expiration, of its intention not to renew another such term.

         3.2 Notwithstanding the foregoing, Buyer may, on ten (10) days prior written notice to Seller, terminate any or all of the Seller's services hereunder. Such termination shall not relieve Buyer from its obligation to make the payments required under Section 4.1.

         3.3 Promptly following the termination of this Agreement, Seller shall deliver to Buyer all of its records relating to the Products produced during the Transition Period, provided that Seller shall have the same right of access to such records for a period of three (3) years from the date hereof as it has with respect to its other books and records delivered to Buyer under the Purchase Agreement.

    4.   COMPENSATION FOR SERVICES PROVIDED

         4.1 Buyer shall pay Seller a fee of $45,000.00 for its services hereunder payable in three (3) monthly installments of $15,000.00 each on April 2, May 3 and June 28, 1999. In addition, buyer shall reimburse Seller for its reasonable and customary out-of-pocket expenses incurred by it in the performance of its duties hereunder. All payments shall be made in United States Dollars at the address shown therefor in the Purchase Agreement.

    5.   INDEMNIFICATION

         5.1 Seller hereby agrees to indemnify and hold Buyer harmless at all times after the date of this Agreement against any and all damages, losses, obligations, liabilities of any nature (whether accrued, absolute, contingent, matured or unmatured, known or unknown, or otherwise), judgments, penalties, interest, encumbrances and reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) (collectively, "Losses") suffered, sustained, incurred or required to be paid because of the untruth, inaccuracy or breach of any representation, warranty, covenant or agreement of Seller contained in or made in this Agreement.

         5.2 Buyer hereby agrees to indemnify and hold Seller harmless at all times after the date of this Agreement, against any and all Losses suffered, sustained, incurred or required to be paid because of the untruth, inaccuracy or breach of any representation, warranty, covenant or agreement of Buyer contained in or made in this Agreement.

    6.   MISCELLANEOUS

         6.1 For a period of thirty (30) days after termination or expiration of the Transition Period, in the event of customer returns of Products to Seller facilities, Seller shall accept such returns for Buyer's account and, in each case will promptly notify Buyer as to the amount of Products so returned. Buyer shall issue any credit associated with such returns. All Product returns received by Seller within such thirty (30) day period shall be disposed of by Seller at Buyer's sole expense, in accordance with Buyer's written instructions, or in the absence of such instructions, at Seller's reasonable discretion.

         6.2 This Agreement shall not apply to or otherwise effect in any way any settlements for contract manufacturing services (co-packing agreements) or inventory or equipment valuation issues under the Purchase Agreement.

         6.3 The terms and conditions of this Agreement shall be construed and shall be enforceable in accordance with the laws of the State of New York.

         6.4 This Agreement sets forth the complete understanding between the parties hereto relating to the subject matter hereof and neither party is relying on any statement or representation of the other party not specifically contained herein. Amendments to this Agreement will not be effective unless agreed to in writing and signed by authorized representatives of both parties.

         6.5 No waiver by either party of any breach of this Agreement will operate to relieve the other party of responsibility for any prior or subsequent breach thereof.

         6.6 If any provision of this Agreement shall contravene or be held invalid under any State or Federal law or municipal ordinance, such contravention or invalidity shall not affect the remainder of this Agreement, which thereafter shall be construed as not containing the particular term or provisions held to be invalid, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

         6.7 All notices, disclosures and communications provided for hereunder will be sent by certified mail, return receipt requested, to the following addresses or such other addresses as may be specified in writing:

    If to Buyer, to:    Irwin Naturals/4Health, Inc.
                        10549 W. Jefferson Boulevard
                        Culver City, CA  90232
                        Attn:  Klee Irwin

    Copy to:            Satterlee Stephens Burke & Burke LLP
                        230 Park Avenue
                        New York, NY  10169
                        Attn:  Peter A. Basilevsky

    If to Seller, to:   Inholtra Natural, Ltd.
                        21 Oceanview Road
                        Kennebunk, ME  04043
                        Attn:  Ronald J.C. Gerard
                               President and CEO

    with a copy to:     Faro & Associates
                        P.O. Box 4904
                        Miami, Fl  33149-4904
                        Attention:  John H. Faro, Esq.

         6.8 All disputes arising under this Agreement shall be resolved by binding arbitration in the City of New York, NY, before a single arbitrator in accordance with the rules of the American Arbitration Association.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the date first written above.

                                IRWIN NATURALS/4HEALTH, INC.


                                By:_________________________________
                                Name:
                                Title:  President


                                INHOLTRA NATURAL, LTD.


                                By:_________________________________
                                Name:
                                Title:  President

                        EXHIBIT 1

                    LIST OF PRODUCTS

1.  Inholtra Natural Pain Relief Formula (the "Formula")

2.  Proposed juvenile dosage of the Formula

3.  Proposed veterinary dosage of the Formula

                                                               EXHIBIT 3

                         NON-COMPETE AGREEMENT

        NON-COMPETE AGREEMENT (this "Agreement"), dated as of March __, 1999, by and between IRWIN NATURALS/4HEALTH, INC., a Utah corporation ("Buyer"), and INHOLTRA NATURAL, LTD., a Maine corporation, VITO V. FLORIO, a resident of Florida, INHOLTRA, INC., a Florida corporation and INHOLTRA INVESTMENT HOLDINGS AND TRADING, N.V., a Netherlands Antilles company (each individually, a "Seller" and collectively, the "Sellers").

                        W I T N E S S E T H:

        WHEREAS, Buyer and Sellers have entered into an Asset Purchase Agreement, dated as of March ___, 1999 (the "Asset Purchase Agreement"), pursuant to which Buyer is acquiring certain assets used by Seller in its business of manufacturing, marketing, distribution, and selling nutritional supplements and related products (including, without limitation, arthritis pain relief products) throughout the United States and in certain other countries (the "Business"); and

        WHEREAS, Seller has heretofore operated the Business and possesses intimate knowledge of the Business, its policies, procedures, customers, sources of products, methods, personnel and operations; and

        WHEREAS, Seller recognizes that the application of Seller's experience, expertise and services in a manner competitive with the Business would cause irreparable damage to Buyer; and

        WHEREAS, in order to induce Buyer to enter into the Asset Purchase Agreement and to consummate the transactions contemplated thereby, Seller is willing to agree, on the terms and conditions hereinafter set forth, to refrain from engaging in certain activities specified herein; and

        WHEREAS, the parties hereto agree that the consideration for Seller's performance of its obligations hereunder is included in the Purchase Price to be paid by Buyer under the Asset Purchase Agreement; and

        WHEREAS, the execution and delivery of this Agreement by Seller is a condition to the obligations of Buyer under the Asset Purchase Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Asset Purchase Agreement, the parties hereto hereby agree as follows:

        1.  INCORPORATION OF RECITALS/REFERENCES.

                (a) The above recitals are incorporated herein and are an integral part of this Agreement.

                (b) Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Asset Purchase Agreement.

        2. SELLER NON-COMPETE. During the term hereof, neither Seller nor its officers, directors, related parties, affiliates and subsidiaries (other than Ronald J.C. Gerard, who is bound by the terms of that certain Consulting Agreement dated the date hereof between Mr. Gerard and the Buyer), shall, directly or indirectly (as an owner, manager, licensor, licensee, lender, partner, stockholder, joint venturer, operator, consultant (other than for Buyer), independent contractor, advisor or otherwise):

                (a) engage in, or own any interest in any business that engages in, the manufacturing, marketing, distribution or sale of arthritis, joint or other pain relief products (collectively, "Competitive Products") anywhere in the United States or in any of the countries listed on SCHEDULE
4.7 to the Asset Purchase Agreement; or

                (b) provide any person, other than Buyer, with the names of Seller's customers, or any other information concerning Seller's Business for use in the manufacturing, marketing, distribution or selling of Competitive Products.

        In connection with the foregoing provisions of this Section 2, Seller represents that the limitations set forth herein are reasonable and properly required for the adequate protection of the Business acquired by Buyer pursuant to the Asset Purchase Agreement.

    3. CONFIDENTIAL INFORMATION. Seller shall protect, guard and keep secret and confidential all Confidential Information of Buyer that has come or, in the future, may come into its possession. Confidential Information shall mean any confidential or proprietary information, methods, processes or trade secrets of Buyer, except for any such information that is or becomes publicly available or readily ascertainable through no breach of this Agreement.

    4. REMEDIES. (a) The parties agree and acknowledge that the rights and obligations set forth under this Agreement are of a unique and special nature and that a party hereto may be, therefore, without an adequate legal remedy in the event of any violation of the covenants set forth in this Agreement by the other parties hereto. Accordingly, if any party hereto breaches its or their obligations under this Agreement, the other party shall be entitled to seek enforcement of its remedies by an injunction, a restraining order, or a decree of specific performance requiring the breaching party to fulfill its obligations under this Agreement, in addition to all other rights and remedies, at law or in equity, that may be available to such party under this Agreement. Moreover, to facilitate the foregoing, each of the parties hereby expressly waives any requirement for the posting of a bond or similar security in connection with seeking of equitable remedies.

         (b) Notwithstanding the foregoing, no right, power or remedy herein conferred upon or reserved to any party hereto is intended to be exclusive of any other right, power or remedy or remedies, and each and every right, power and remedy of such party pursuant to this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall, to the extent permitted by law, be cumulative and concurrent and shall be in addition to every other right, power or remedy pursuant to this Agreement or now or hereafter existing at law or in equity or by statute or otherwise) and the exercise by such party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by such party of any or all such other rights, powers or remedies.

         (c) All disputes arising under this Agreement shall be resolved by binding arbitration in the City of New York, NY, before a single arbitrator in accordance with the rules of the American Arbitration Association.

    5. TERM. The term of this Agreement shall be the period from the Closing Date through the fifth (5th) anniversary of the Closing Date.

    6. ENTIRE AGREEMENT; MODIFICATION. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements among them concerning such subject matter and may be modified only by a written instrument duly executed by each party hereto.

    7. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as of the date delivered, if delivered personally, or one (1) business day after having been deposited with courier, if set by overnight courier or having been sent by telecopy, if sent by telecopy (receipt confirmed), or three (3) business days after having been mailed, if mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

    If to Seller:     Inholtra Natural, Ltd.
                      21 Oceanview Road
                      Kennebunk, ME 04043
                      Attention:  Ronald J.C. Gerard
                                  President and CEO

    with a copy to:   Faro & Associates
                      P.O. Box 4904
                      Miami, Fl 33149-4904
                      Attention: John H. Faro, Esq.

    If to Buyer:      Irwin Naturals/4Health, Inc.
                      10549 W. Jefferson Blvd.
                      Culver City, CA 90232
                      Attention: Klee Irwin, CEO

    with a copy to:   Satterlee Stephens Burke & Burke LLP
                      230 Park Avenue
                      New York, New York 10169
                      Attention: Peter A. Basilevsky, Esq.

or to such other address as any party shall have designated by like notice to the other parties hereto (except that a notice of change of address shall only be effective upon receipt).

    8. WAIVER. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

    9. BINDING EFFECT; ASSIGNMENT. (a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (by operation of law or otherwise) by either of the parties hereto without the prior written consent of the other party, except Buyer may assign any and all of its rights and remedies and delegate any and all of its obligations under this Agreement to an affiliate, subsidiary or any entity owned or controlled by it provided such affiliate, subsidiary or entity agrees in writing to be bound by the terms hereof.

         (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

    10. SEVERABILITY. If any provisions of this Agreement is invalid, illegal or unenforceable, such provision shall be ineffective to the extent, but only to the extent of, such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless such a construction would be unreasonable.

    11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

    12. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its choice of law principles.

    13. HEADINGS. The headings contained herein are for the sole purpose or convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                           IRWIN NATURALS/4HEALTH, INC.

                           By:
                              --------------------------------
                           Name:
                           Title: President

                           INHOLTRA NATURAL, LTD.

                           By:
                              --------------------------------
                           Name:
                           Title: President

                           VITO V. FLORIO,
                            by Inholtra Natural, Ltd., as
                            attorney-in-fact

                           By:
                              --------------------------------
                           Name:
                           Title: President

                           INHOLTRA INVESTMENT HOLDINGS AND
                            TRADING, N.V.,
                            by Herm Jan Van Asselt, as
                            attorney-in-fact

                           By:
                              --------------------------------
                           Name:
                           Title: President

                           INHOLTRA, INC.

                           By:
                              --------------------------------
                           Name:
                           Title: President

                                                                       EXHIBIT 4


                           INDEMNITY ESCROW AGREEMENT

     THIS INDEMNITY ESCROW AGREEMENT (the "Agreement"), made this ____ day of March 1999 by and among Inholtra Natural, Ltd., a Maine corporation ("Seller"), Irwin Naturals/4Health, Inc. ("Buyer"), a Utah corporation, and Satterlee Stephens Burke & Burke LLP (the "Escrow Agent").


                             W I T N E S S E T H:

     WHEREAS, Seller and Buyer have entered into an Asset Purchase Agreement dated as of March __, 1999 (the "Purchase Agreement") pursuant to which Seller has agreed (on its own behalf and on behalf of certain of its affiliates as therein provided) to sell and Buyer has agreed to acquire certain assets owned and used by Seller in its business of manufacturing, marketing, distributing and selling nutritional supplements and related products, as more particularly provided in the Purchase Agreement (terms used herein and not defined having the meanings ascribed to them in the Purchase Agreement); and

     WHEREAS, the Purchase Agreement requires, among other things, the deposit by Buyer with an escrow agent of One Million Dollars ($1,000,000.00) from the proceeds of the repayment of the Note, such deposit to be held as an indemnity escrow to fund the payment of any obligations of Seller to Buyer arising under the Agreement; and

     WHEREAS, Seller and Buyer desire that the Escrow Agent serve as escrowee under this Agreement and the Escrow Agent is willing to do so, all upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, it is hereby agreed as follows:

SECTION 1.   ESCROW

          1.1 Upon maturity of the Note, Buyer shall deliver to the Escrow Agent a sum of One Million Dollars ($1,000,000.00), which sum the Escrow Agent hereby agrees to accept and to hold as escrow agent in accordance with the terms of this Agreement. Such amount is referred to herein as the "Escrow Deposit".

          1.2 The Escrow Agent shall hold and maintain the Escrow Deposit in direct obligations of the United States Government, commercial paper obligations rated "A-1" by Standard & Poors or "P-1" by Moody's Investor Services (provided that such obligations mature within one(1) month after purchase by the Escrow Agent and in any event prior to the Termination Date), money market instruments, or certificates of deposit or variable rate notes issued by any federally insured bank, all as Seller shall direct in writing to the Escrow Agent.

          1.3 The Escrow Agent shall hold and maintain the Escrow Deposit through the period ending on the ninetieth (90th) day after the date when the Escrow Deposit is established pursuant to Section 1.1 above (the "Termination Date"). Upon the expiration of such period, the Escrow Agent shall pay over to Seller, from the Escrow Deposit, an amount equal to the principal amount of the Escrow Deposit, as of such date, plus accrued interest thereon, minus the aggregate amount of compensatory money damages claimed in all Indemnity Escrow Claims (as defined below) commenced prior to such date, as certified to the Escrow Agent in writing signed by Buyer as of such date.

          1.4 From time to time on or before the Termination Date, Buyer may give notice (a "Notice") to Seller and to the Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim (an "Indemnity Escrow Claim") it may have under Section 6.1 of the Purchase Agreement. Buyer may make more than one Indemnity Escrow Claim with respect to any underlying circumstance or series of events.

          (a) If, within thirty (30) days following receipt by the Escrow Agent of a Notice regarding an Indemnity Escrow Claim, Seller gives notice to Buyer and the Escrow Agent disputing such Indemnity Escrow Claim (a "Counternotice"), such Indemnity Escrow Claim shall be resolved as provided in paragraph (b) below. If no such Counternotice is received by the Escrow Agent within such thirty-day period, then the dollar amount of damages claimed by Buyer as set forth in its Notice shall be deemed fixed for purposes of this Agreement and the Purchase Agreement and, within three (3) days after expiration of such thirty-day period, the Escrow Agent shall pay to Buyer in good funds out of the Escrow Deposit an amount equal the amount claimed in the Notice. The Escrow Agent shall not inquire into or consider whether an Indemnity Escrow claim complies with the requirements of the Purchase Agreement.

          (b) If a Counternotice is given with respect to an Indemnity Escrow Claim, the Escrow Agent shall make a distribution from the Escrow Deposit with respect thereto only in accordance with (i) joint written instructions of Buyer and Seller, or (ii) final non-appealable order of an arbitral tribunal of competent jurisdiction. The Escrow Agent shall act on such arbitral tribunal order without further question.

           1.5 Notwithstanding anything in this Section 1 to the contrary, the Escrow Agent shall make or withhold disbursements from the Escrow Deposit in accordance with any written instructions signed by both the Seller and Buyer.

Section 2.   GENERAL PROVISIONS.

           2.1 This Agreement shall become effective as of the date hereof and shall continue in force until the final distribution of all amounts held by the Escrow Agent hereunder, or until terminated by order of an arbitral tribunal of competent jurisdiction.

           2.2 Buyer and Seller agree to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder including reasonable fees, expenses and disbursements of its counsel). Any fees or expenses of the Escrow Agent or its counsel which are not paid as provided for herein may be taken from any property held by the Escrow Agent hereunder.

           2.3 The obligations of the Escrow Agent under this Agreement are subject to the following terms and conditions:

           (a) The Escrow Agent shall not be under any duty to give the Escrow Deposit held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in or pursuant to this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

           (b) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement between the Buyer and the Seller except this Agreement.

           (c) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the Buyer and the Seller shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor escrow agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Deposit, or any loss of interest incident to any such delays.

           (d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the proprietary or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

           (e)  [RESERVED]

           (f) The Escrow Agent does not have any interest in the Escrow Deposit deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Deposit shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrow Deposit and is not responsible for any other reporting. This paragraph and paragraph (c) shall survive not withstanding any termination of this Agreement or the resignation of the Escrow Agent.

    (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to it.

    (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

    (i) The Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the Escrow Deposit to any successor escrow agent jointly designated by the Buyer and the Seller in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the Buyer and the Seller. If at that time, the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Escrow Deposit until receipt of a designation of a successor escrow agent or a joint written disposition instruction by the Buyer and the Seller or a final order of an arbitral tribunal of competent jurisdiction.

    (j) The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

    (k) Except in the event of an Indemnity Escrow Claim, in the event of any disagreement between the Buyer and the Seller resulting in adverse claims or demands being made in connection with the Escrow Deposit, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Deposit until the Escrow Agent shall have received (i) a final non-appealable order of an arbitral tribunal of competent jurisdiction directing delivery of the Escrow Deposit or (ii) a written agreement executed by the Buyer and the Seller directing delivery of the Escrow Deposit, in which event the Escrow Agent shall disburse the Escrow Deposit in accordance with such order or agreement. The Escrow Agent shall act on such arbitral tribunal order without further question.

    2.4 The Escrow Agent agrees that Seller and Buyer may, by mutual agreement at any time, remove the Escrow Agent as escrow agent hereunder, and substitute another person or entity or escrow agent hereunder. In such event the Escrow Agent shall, upon receipt of written notice of such removal, account for and deliver to such substituted escrow agent all amounts then constituting the Escrow Deposit, less any amounts then due and unpaid to it for fees as herein provided for, and the Escrow Agent shall thereafter be discharged of all liability hereunder.

    2.5 Any notice, authorization, request or demand required or permitted to be given hereunder shall be in writing, shall refer specifically to this Agreement and shall be deemed to have been duly given when mailed by registered or certified mail, postage prepaid, addressed as follows:

    If to Buyer, to:         Irwin Naturals/4Health, Inc.
                             10549 W. Jefferson Boulevard
                             Culver City, CA 90232
                             Attn: Klee Irwin

    Copy to:                 Satterlee Stephens Burke & Burke LLP
                             230 Park Avenue
                             New York, NY 10169
                             Attn: Peter A. Basilevsky

    If to Seller, to:        Inholtra Natural, Ltd.
                             21 Oceanview Road
                             Kennebunk, ME 04043
                             Attn: Ronald J.C. Gerard
                             President and CEO

    Copy to:                 Faro & Associates
                             P.O. Box 4904
                             Miami, FL 33149-4904
                             Attn: John H. Faro

    To the Escrow Agent:     Satterlee Stephens Burke & Burke LLP
                             230 Park Avenue
                             New York, NY 10169
                             Attn: Peter A. Basilevsky

    Any party hereto may change the address to which notices are to be delivered to it by giving prior written notice thereof as provided herein to the other parties hereto.

    2.6 All disputes arising under this Agreement shall be resolved by binding arbitration in the City of New York, NY, before a single arbitrator in accordance with the rules of the American Arbitration Association.

    2.7 No printed or other matter in any language (including without limitation prospectuses, notices, reports and promotional material) which mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the Buyer or the Seller or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto.

    2.8 This Agreement shall be binding upon and inure solely to the benefit of the Buyer and the Seller and their respective successors and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party except as provided in Section 2.3(i) with respect to a resignation by the Escrow Agent. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties. This Agreement shall be construed in accordance with and governed by the internal law of the State of New York (without reference to its rule as to conflicts of law). To the best knowledge of the principals to this transactions, neither the underlying transaction/purpose nor the Agreement violate any law or regulation.

    2.9 This Agreement may only be modified by a writing signed by all of the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.

    2.10 The Buyer and the Seller authorize the Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it deems appropriate, including, but not limited to, the Depositary Trust Company and the Federal Reserve Book Entry System.

    2.11 This Agreement may be executed in one or more counterparts, each of which shall be considered an original and all of which taken together shall be considered one and the same instrument binding on all of the parties.

    WITNESS the due execution hereof as of the date set forth in the first paragraph.

Attest:                          IRWIN NATURALS/4HEALTH, INC.


                                 By:
----------------------              ------------------------------------------
Secretary                        Name:
                                 Title: President


Attest:                          INHOLTRA NATURAL, LTD.

                                 By:
----------------------              ------------------------------------------
Secretary                        Name:
                                 Title: President

Attest:                          SATTERLEE STEPHENS BURKE & BURKE LLP,
                                 as Escrow Agent


                                 By:
----------------------              ------------------------------------------
Secretary                        Name:
                                 Title:

                                                                      EXHIBIT 5

                                      March __, 1999

Irwin Naturals/4Health, Inc.
10549 W. Jefferson Boulevard
Culver City, CA 90232
Attn: Klee Irwin

           Re: ACQUISITION BY IRWIN NATURALS/4HEALTH, INC. OF INHOLTRA

Ladies and Gentlemen:

     We have acted as counsel for Inholtra Natural, Ltd., a Maine corporation ("INL"), Vito V. Florio, a resident of Florida, ("Vito's"), Inholtra, Inc., a Florida corporation ("Inc.") and Inholtra Investment Holdings and Trading, N.V., a Netherlands Antilles company ("Holdings"; INL, Vito's, Inc., and Holdings being sometimes referred to herein individually and collectively as "Seller"), with respect to the negotiation and execution of the Asset Purchase Agreement, dated as of March __, 1999 (the "Agreement"), between Seller and Irwin Naturals/4Health, Inc. ("Buyer"), a Utah corporation. This opinion is rendered pursuant to Section 2.3(d) of the Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed thereto in the Agreement.

     In this regard, we have examined originals or copies of, and the other documents contemplated by, the Agreement, the Indemnity Escrow Agreement, the Non-Compete Agreement, the Transitional Services Agreement, the Security Escrow Agreement, the Consulting Agreement, Bill of Sale and Assignment, the assignments with respect to the Intellectual Property Rights delivered pursuant to Section 2.3(b) of the Agreement and all other instruments of transfer in connection therewith, the assignments with respect to all Assumed Contracts, and the powers of attorney authorizing the parties named therein to act on behalf of INL, Vito's, Inc. and Holdings, as the case may be (the "Powers of Attorney"). The foregoing agreements and documents are collectively referred to herein as the "Purchase Documents". We have also examined such other documents and certificates of public officials and representatives of Seller as we have deemed necessary as a basis for the opinions expressed herein.

     It is our opinion that:

1. Each of INL, Vito's, Inc. and Holdings is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation shown in the introductory paragraph of the Agreement, with full corporate power and

Irwin Naturals/4Health, Inc.                                            Page 2
March __, 1999


     authority to own, lease and operate its properties and to carry on the Business as presently conducted by it. There are no states or jurisdictions in which the character and location of any of the properties owned or leased by Seller, or the conduct of its business, makes it necessary for it to qualify to do business as a foreign corporation.

2. The execution and delivery by each of INL, Vito's, Inc. and Holdings of the Purchase Documents to which it is a party, the performance by it of its obligations thereunder, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate action on the part of such party and such party has all necessary power with respect thereto. The Powers of Attorney have been duly executed and delivered by each of the parties thereto, have not been revoked, and duly and validly authorize the parties named therein to act for and on behalf of INL, Vito's, Inc. and Holdings, as the case may be in all capacities and in respect of all transactions contemplated under the Purchase Documents.

3. Neither the execution and delivery by INL, Vito's, Inc. or Holdings of the Purchase Documents to which it is a party, nor the consummation of any transactions contemplated thereby, nor the performance by it or its obligations thereunder, will (nor with the giving of notice or the lapse of time or both would) (A) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-laws of INL, Inc. or Holdings or (B) give rise to a default or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to Seller, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which it is a party or by which Seller or any of the Purchased Assets may be bound, or require any consent, approval or notice under the terms of any such document or instrument, except as disclosed in the Agreement or the Schedules thereto, or (C) violate any order, writ, injunction, decree, law, statute, rule or regulation of any Court or governmental authority which is applicable to Seller or any of the Purchased Assets, or (D) result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon any of the Purchased Assets, or (E) interfere with or otherwise adversely affect the ability of Buyer to carry on the Business after the Closing Date on substantially the same basis as is now conducted by Seller.

Irwin Naturals/4Health, Inc.                                            Page 3
March __, 1999


4. Each of the Purchase Documents to which INL, Vito's, Inc. or Holdings is a party constitutes valid and legally binding obligations of INL, Vito's, Inc. or Holdings, as the case may be, enforceable against it in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

5.   Except as expressly set forth in Schedules 4.7 and 4.9 of the Agreement,
     (i) Seller owns or has the right to use all of the Intellectual Property Rights; (ii) we know of no proceedings that have been instituted, or are pending or threatened, which challenge the rights of Seller in respect thereto or the validity thereof and we know of no valid basis for any such proceedings; (iii) none of the aforesaid violates any laws, statutes, ordinances or regulations, or has at any time infringed upon or violated any rights of others, or is being infringed by others; and
     (iv) none of the aforesaid is subject to any outstanding order, decree, judgment, stipulation or charge.

6. All patents, trademarks, servicemarks and brandmarks that are included in the Intellectual Property Rights have been duly registered in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights and the appropriate offices of the other countries shown on Schedule 4.7 to the Agreement, are valid, enforceable and subsisting, and all necessary actions have been taken to maintain the same. All patent applications and applications for registration of trademarks, servicemarks or brandmarks listed on Schedule 4.7 to the Agreement have been duly filed with the United States Patent and Trademark Office, the United States Register of Copyrights and the appropriate offices of the other countries identified therein, and are pending.

7. All licenses or other agreements included in the Intellectual Property Rights are in full force and effect, we know of no default by Seller or any other party thereto, and all of Seller's rights thereunder are freely assignable to Buyer. To the best of our knowledge, the licensors under such licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby.

Irwin Naturals/4Health, Inc.                                            Page 4
March __, 1999


8. Except as set forth in Schedules 4.7 and 4.9 to the Agreement, we know of no claims, suits, actions, arbitrations, investigations, inquiries or other proceedings before any governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending or threatened, against or relating to Seller, the Business or any of the Purchased Assets; nor, do we know of any basis for any such claim, suit, action, arbitration, investigation, inquiry or other proceeding. We know of no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to Seller, the Business or any of the Purchased Assets, the effect of which is (a) to limit, restrict, regulate, enjoin or prohibit any business practice in any area, or the acquisition of any properties, assets or businesses, or (b) otherwise materially adverse to the Business or any of the Purchased Assets.

9. No approval, authorization, consent or order or action of, or filing with, any third party or court, administrative agency or governmental authority (a) is required for the execution and delivery by INL, Vito's, Inc. or Holdings or any of the Purchase Documents to which it is a party, or the consummation by any such party of the transactions contemplated thereby or (b) is necessary in order that the Business may be conducted immediately following the Closing Date substantially in the same manner as heretofore conducted.

                                                 Very truly yours,

                                                                      EXHIBIT 6


                         NON-RECOURSE PROMISSORY NOTE

$10,000,000.00                                                   March 10, 1999


    FOR VALUE RECEIVED, the undersigned Irwin Naturals/4Health, Inc., a Utah corporation (the "Debtor"), with its principal place of business located at 10549 W. Jefferson Boulevard, Culver City, CA 90232, hereby promises to pay to Inholtra Natural, Ltd., a Maine corporation (the "Creditor"), at 21 Oceanview Road, Kennebunk, ME 04043, or at such other place as the Creditor shall designate to the Debtor in writing, the principal amount of Ten Million Dollars ($10,000,000.00) lawful money of the United States of America, with interest thereon at the rate of eight percent (8%) per annum calculated on the basis of 365-day year and the number of days elapsed.

    This Promissory Note evidences the obligation of the Debtor, subject to the terms and conditions set forth below, to pay a portion of the balance of the purchase price (the "Purchase Price") for certain assets purchased by it from the Creditor pursuant to that certain Asset Purchase Agreement between the Debtor, the Creditor and certain other parties dated as of March 10, 1999 (the "Agreement").

    1. The principal amount hereof shall be payable on or before the close of business on June 10, 1999 (the "Maturity Date") and shall be repaid by Debtor as follows:

         (i) the principal amount of One Million Dollars ($1,000,000.00) shall be paid to the Indemnity Escrow Agent (as defined in Section 1.5 of the Agreement) to be held by it pursuant to the terms of the Indemnity Escrow Agreement (as also defined in Section 1.5 of the Agreement); and

         (ii) the remaining principal balance hereof, together with all accrued interest as herein provided, shall be paid to Creditor.

    2. In addition to its other rights hereunder and under the Agreement, Debtor shall have the right upon notice to Creditor specifying in reasonable detail the basis for a set-off hereunder, to set-off and apply against its obligations to Creditor hereunder any and all amounts to which it may be entitled from Creditor under the Agreement and the other documents executed in connection with the transactions contemplated thereby. The exercise of such right of set-off by Debtor in good faith shall not constitute default hereunder.

    3. The principal amount of this Note may be prepaid, in whole or in part, along with accrued interest without premium or penalty.

    4. Upon notice to the Debtor of the loss, theft, destruction or mutilation of this Note, and in the case of any such mutilation upon surrender and cancellation of the mutilated document, and in the case of such loss, theft or destruction, upon delivery by the Creditor of an indemnity agreement satisfactory to the Debtor, the Debtor will execute and deliver to the Creditor a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

    5. Except as otherwise expressly provided herein, the terms of this Note may be amended only by a written instrument executed by the Debtor and the Creditor. No course of dealing with the Debtor and the Creditor nor any delay in executing any rights hereof shall operate as a waiver of any rights of the Creditor.

    6. All notices, requests, demands and other communications which are required to be given hereunder shall be deemed to have been duly given only if in writing and delivered by first class mail, return receipt requested, to the other party at its address appearing on the first page hereof or to such other address as such party shall have specified by notice in writing to the other party.

    7. The rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the local laws of the State of New York without regard to the principles of conflicts of law thereof.

    8. If (a) Debtor shall fail to pay any amount due under this Note when due; or (b) Debtor shall commit any other material breach or event of default under the Agreement which shall continue uncured for a period of ten (10) days after notice thereof to Debtor; or (c) Debtor shall be dissolved or become insolvent, or shall merge with or into another entity; or (d) there shall be an assignment for the benefit of creditors of Debtor or appointment of a receiver or similar official for Debtor or its assets, or Debtor shall apply for, or be the subject of any voluntary or involuntary application or petition for protection or relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law; or (e) Debtor shall take any action for the purpose of effecting any of the foregoing; then and in any such event, all amounts of unpaid principal and all other amounts due to Creditor hereunder shall upon demand be due and payable in full.

    9. Except as otherwise set forth herein, the Debtor hereby waives presentment, demand for payment, notice of dishonor, notice of protest and protest, and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this instrument.

    10. This is a nonrecourse note and, anything herein to the contrary notwithstanding, Creditor agrees for itself, its representatives, successor, endorsees, and assigns that (a) neither Debtor nor its representatives, successors or assignees shall be personally liable on this Note, it being intended that Debtor's obligation to pay the principal of this Note with interest thereon is included for the sole purpose of establishing the existence of the indebtedness represented hereby and (b) in the event of default, Creditor (and any such representative, successor, endorsee, or assign) shall look for payment solely to the Reassignments (as defined in the Agreement) and the rights and remedies set forth in the Security Escrow Agreement (as defined in the Agreement) and will not make any claim or institute any action or proceeding against Debtor (or any representative, successor or assign of Debtor) for payment of this Note (or for any deficiency remaining after application of the property which is the subject of the Reassignments); provided, however, that nothing herein contained shall be construed to release or impair the indebtedness evidence by this Note, or of the lien upon the property securing it, or preclude the application of said property to the payment hereof in accordance with the terms of the Security Escrow Agreement.

    11. All disputes arising hereunder shall be resolved by binding arbitration in the City of New York, New York before a single arbitrator in accordance with the rules of the American Arbitration Association.

    IN WITNESS WHEREOF, this Note has been signed by the Debtor on the date first above written.

                                   IRWIN NATURALS/4HEALTH, INC.


                                   By:
                                      ----------------------------------------
                                         Klee Irwin,
                                         Chief Executive Officer

                                                                      EXHIBIT 7

                        CONSULTING AGREEMENT

        CONSULTING AGREEMENT made this ___ day of March 1999, between IRWIN NATURALS/4HEALTH, INC., a Utah corporation with offices at 10549 W. Jefferson Boulevard, Culver City, CA 90232 (the "Company"), and RONALD J.C. GERARD, an individual residing at 21 Oceanview Road, Kennebunk, Maine 04043, USA ("Consultant").


                        W I T N E S S E T H:

        WHEREAS, under an Asset Purchase Agreement dated March __, 1999 (the "Purchase Agreement"), the Company is purchasing certain assets of Inholtra Natural, Ltd., a Maine corporation ("Inholtra") and its affiliates, Vito V. Florio (an individual) and Inholtra Investment Holdings and Trading, N.V., a Netherlands Antilles company (Inholtra and such affiliates being collectively referred to herein as ("Inholtra") that is operated and managed by Consultant; and

        WHEREAS, in connection with the Purchase Agreement, Consultant has agreed to be retained by the Company in order to assist the Company in becoming familiar with the operations of the Business (as defined in the Purchase Agreement) and to assist the Company in developing good working relationships with Inholtra's customers and suppliers.

        NOW THEREFORE, the parties agree as follows:

        1. RETENTION AND TERM. The Company hereby retains Consultant for the period of one year from the date hereof, at which time this Agreement shall be automatically renewed for an additional one (1) year period unless either party shall have advised the other in writing thirty (30) days before expiration of the current term, of his or its intention not to renew.

        2. DUTIES. Consultant shall provide advice and consultation to officers of the Company with respect to the operations of the Business, including business development, marketing, customers and financial matters. Consultant may be required to take business trips from time to time as requested by the Company. Consultant shall provide such number of days of consulting service as he and the Company shall reasonably determine to be appropriate for the smooth transition of the Business from Inholtra to the Company and the maximization of the Business' earnings and growth during such transition period, but in no event shall Consultant be required to provide more than fifteen (15) days of consulting service hereunder during any calendar month.

        3. CONFIDENTIALITY; NON-COMPETITION. (a) Consultant agrees that he will not at any time, either during the term of this agreement or thereafter, divulge to any person, firm or corporation any confidential information received by him during the course of his consulting, or prior to the date hereof, with regard to the financial, business or other affairs of the Company or the Business, and all such information shall be kept confidential and shall not, in any manner, be revealed to anyone, except as may be otherwise required by law; PROVIDED THAT nothing herein shall be construed to prohibit Consultant from divulging information in the ordinary course of the business of the Company or information which has become or hereafter becomes generally available to the public other than because it was divulged by Consultant in violation of this Agreement.

                (b) During the term hereof, and for a period of five (5) years thereafter, Consultant shall not, directly or indirectly (as an owner, manager, licensor, licensee, lender, partner, stockholder, joint venturer, operator, consultant (other than for the Company), independent contractor, advisor or otherwise):

                        (1) engage in, or own any interest in any business that engages in, the manufacturing, marketing, distribution or sale of any arthritis pain relief products, including, without limitation, products containing glucosamine and chondratin or any derivatives thereof (collectively, "Competitive Products") anywhere in the United States or in any of the countries listed on Schedule 4.7 to the Purchase Agreement; or

                        (2) provide any person, other than the Company, with the names of Inholtra's customers, or any other information concerning Inholtra's business for use in the manufacturing, marketing, distribution or selling of Competitive Products.

                (c)  In connection with the foregoing provisions of this
Section 3, Consultant represents that the limitations set forth herein are reasonable and properly required for the adequate protection of the business acquired by the Company pursuant to the Purchase Agreement.

        4. COMPENSATION. The Company shall pay Consultant for his services hereunder a retainer of SIXTY THOUSAND DOLLARS ($60,000.00) per year payable in twelve (12) equal monthly installments of $5,000,000 each. Payment of the retainer shall be made on the 5th day of each month for services performed in the prior month. In addition, Consultant shall be entitled to receive a bonus in an amount equal to Five Percent (5%) of all cash collections (net of shipping charges and returns) from sales generated by Consultant from new customers introduced to the Business by Consultant during the term hereof, such bonus to be payable on the 5th day of June, September, December and March for collections received by the Company during the three pervious calendar months.

        5. EXPENSES. The Consultant shall be entitled to be reimbursed by the Company for all ordinary and necessary business expenditures made by him in connection with or in furtherance of the performance of his services hereunder (other than automobile expenses, which are included in the retainer amount described in paragraph 4), up to an aggregate amount of not to exceed audited expenses for the twelve (12) months preceding the Closing, upon presentation and approval of expense statements or vouchers and such other supporting information as may from time to time be requested by the Company.

        6. EXPIRATION, DEATH. In the event of the Consultant's death during the term of this Agreement, this Agreement shall terminate and no further amounts shall be payable hereunder by the Company.

        7. AMENDMENT AND MODIFICATION. This Agreement may not be amended, modified or changed except in a writing signed by the party against whom such amendment, modification or the like is sought to be enforced.

                                                                      EXHIBIT 8

                          SECURITY ESCROW AGREEMENT

     THIS SECURITY ESCROW AGREEMENT ( the "Agreement"), made this ____ day of March 1999 by and among Inholtra Natural, Ltd., a Maine corporation ("Seller"), Irwin Naturals/4Health, Inc. ("Buyer"), a Utah corporation, and John H. Faro, Esq. (the "Escrow Agent").

                            W I T N E S S E T H:

     WHEREAS, Seller and Buyer have entered into an Asset Purchase Agreement dated as of March __, 1999 (the "Purchase Agreement") pursuant to which Seller has agreed (on its behalf and the behalf of certain of its affiliates, as therein provided) to sell and Buyer has agreed to acquire certain assets owned and used by Seller in its business of manufacturing, marketing, distributing and selling nutritional supplements and related products, as more particularly provided in the Purchase Agreement (terms used herein and not defined having the meaning ascribed to them in the Purchase Agreement); and

     WHEREAS, Buyer has delivered to Seller a Note in partial payment of the purchase price under the Purchase Agreement; and

     WHEREAS, the Purchased Assets include the assignment of all Intellectual Property Rights to Buyer pursuant to Section 113(b) of the Purchase Agreement (the "Assignments"); and

     WHEREAS, to secure its obligations under the Note, Buyer has agreed to execute reassignments of the Intellectual Property Rights to Seller (the "Reassignments" and "Deposits") and to deposit the Reassignments with the Escrow Agent pending payment in full of the Note, such deposit to be maintained pursuant to the terms and conditions of this Agreement; and

     WHEREAS, the Assignments are by their terms subject to the foregoing security interest in favor of the Seller in the Intellectual Property Rights, and Seller has agreed to execute and deliver to the Escrow Agent hereunder clean assignments of the Intellectual Property Rights, with no reference to any security interest therein, in favor of Seller ("Clean Assignments") such

Clean Assignments also to be held by the Escrow Agent hereunder providing payment in full of the Note; and

     WHEREAS, Seller and buyer desire that the Escrow Agent serve as escrowee under this Agreement and the Escrow Agent is willing to do so, all upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, it is hereby agreed as follows:

SECTION 1. ESCROW

     1.1 Simultaneously with the execution hereof, Buyer has delivered to the Escrow Agent the Reassignments fully executed by Buyer, and Seller has delivered to the Escrow Agent the Clean Assignments fully executed by Seller, and receipt of such assignments and Clean Assignments is hereby acknowledged by the Escrow Agent. The Escrow Agent hereby agrees to accept and to hold the Reassignments and Clean Assignments as escrow agent in accordance with the terms of this Agreement. The Reassignments (to the extent that they relate to recordable patent or trademark interests) and Clean Assignments shall be in form acceptable for recording with the U.S. Patent and Trademark Office.

     1.2 The Escrow Agent shall hold and maintain the Reassignments and Clean Assignments in escrow hereunder until the first to occur of the following:

          (a) Receipt by the Escrow Agent either of written notice signed by Seller that the Note has been paid in full (a "Payment Notice"), or a copy of the Note marked "Paid-in-Full" and signed by Seller; or

          (b) the expiration of thirty (30) days after receipt by the Escrow Agent of written notice (a "Default Notice") signed by Seller to the effect that the Buyer has defaulted in payment of the Note as and when due, that such default is continuing, and requesting the delivery of the Reassignments to Seller.

           If any of the events described in clause (a) above is the first to occur, the Escrow Agent shall deliver the Reassignments and Clean Assignments to Buyer forthwith. If the event described in clause (b) shall be the first to occur, the Escrow agent shall, within three (3) days thereafter, furnish a copy of the Default Notice to Buyer. If, within ten (10) days after Buyer's receipt of the Default Notice, the Escrow Agent shall receive notice from Buyer either disputing the Default Notice or alleging an event of default or breach by Seller or its affiliates under the terms and conditions of the Purchase Agreement, the Escrow Agreement shall release the Reassignments and Clean Assignments only in accordance with Section 2.3(g) hereof. If no such notice from the Buyer is received by the Escrow Agent within such ten (10) day period, however, the Escrow Agent shall deliver the Reassignments and Clean Assignments to Seller forthwith.

     1.3 Notwithstanding anything in this Section 1 to the contrary, the Escrow Agent shall make or withhold delivery of the Reassignments and Clean Assignments in accordance with any written instructions signed by both the Seller and the Buyer.

     1.4 In the event of the delivery of the Reassignments by the Escrow Agent to the Seller hereunder, the Escrow Agent shall first date such Reassignments to be effective as of the date of their delivery to Seller.

SECTION 2. GENERAL PROVISIONS.

     2.1 This Agreement shall become effective as of the date hereof and shall continue in force until the final distribution of the Reassignments and Clean Assignments held by the Escrow Agent hereunder, or until terminated by order of a court or arbitral tribunal of competent jurisdiction.

     2.2 Seller shall reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

     2.3 The obligations of the Escrow Agent under this Agreement are subject to the following terms and conditions:

          (a) The Escrow Agent shall not be under any duty to give the Reassignments and Clean Assignments held by it hereunder any greater degree of care than it gives its own similar property.

          (b) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement between the Buyer and the Seller except this Agreement.

          (c) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the Buyer and the Seller shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor escrow agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement.

          (d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          (e)  [RESERVED]

          (f) The Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the Deposits to any successor escrow agent jointly designated by the Buyer and the Seller in writing, or to any court or arbitral tribunal of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including by an arbitral tribunal) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the Buyer and the Seller. If at that time, the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Deposits until receipt of a designation of a successor escrow agent or a joint written disposition instruction by the Buyer and the Seller or a final order of an arbitral tribunal of competent jurisdiction.

          (g) In the event of any disagreement between the Buyer and the Seller resulting in adverse claims or demands being made in connection with the Reassignments and Clean Assignments, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall retain the Reassignments and Clean Assignments until the Escrow Agent shall have received (i) a final non-appealable order of an arbitral tribunal of competent jurisdiction directing delivery of the Reassignments and Clean Assignments or (ii) a written agreement executed by the Buyer and the Seller directing delivery of the Reassignments and Clean Assignments in accordance with such order or agreement. The Escrow Agent shall act on such arbitral tribunal order without further question.

     2.4 The Escrow Agent agrees that Seller and Buyer may, by mutual agreement at any time, remove the Escrow Agent as escrow agent hereunder, and substitute another person or entity or escrow agent hereunder. In such event the Escrow Agent shall, upon receipt of written notice of such removal, account for and deliver to such substituted escrow agent the Reassignments and Clean

Assignments and the Escrow Agent shall thereafter be discharged of all liability hereunder.

     2.5 Any notice, authorization, request or demand required or permitted to be given hereunder shall be in writing, shall refer specifically to this Agreement and shall be deemed to have been duly given when mailed by registered or certified mail, postage prepaid, addressed as follows:

     If to Buyer, to:   Irwin Naturals/4Health, Inc.
                        10549 W. Jefferson Boulevard
                        Culver City, CA 90232
                        Attn: Klee Irwin

     If to Seller, to:  Inholtra Natural, Ltd.
                        21 Oceanview Road
                        Kennebunk, ME 04043
                        Attn: Ronald J.C. Gerard
                         President and CEO

     To the Escrow
     Agent:             John H. Faro, Esq.
                        P.O. Box 4904
                        Miami, FL 33149-4904

     Any party hereto may change the address to which notices are to be delivered to it by giving prior written notice thereof as provided herein to the other parties hereto.

     2.6 This Agreement shall be binding upon and inure solely to the benefit of the Buyer and the Seller and their respective successors and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party except as provided in Section 2.3(g) in respect to a resignation by the Escrow Agent. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties. This Agreement shall be construed in accordance with and governed by the internal law of the State of Florida (without reference to its rule as to conflicts of law).

     2.7 This Agreement may only be modified by a writing by all of the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.

     2.8 This Agreement may be executed in one or more counterparts, each of which shall be considered an original and all of which taken together shall be considered one and the same instrument binding on all of the parties.

     2.9 All disputes arising under this Agreement shall be resolved by binding arbitration in the City of Miami, Florida before a single arbitrator in accordance with the rules of the American Arbitration Association.

     2.10 Upon any delivery of the Reassignments and Clean Assignments to Seller in accordance with Section 1.2 hereof, Buyer agrees to cease and desist using or exploiting the Intellectual Property Rights underlying such Reassignments and Clean Assignments.

     WITNESS the due execution hereof as of the date set forth in the first paragraph.


Attest:                             IRWIN NATURALS/4HEALTH, INC.


________________________            By: ________________________________
Secretary                           Name:
                                    Title: President



Attest:                             INHOLTRA NATURAL, LTD.


________________________            By: ________________________________
Secretary                           Name:
                                    Title: President

                                    John H. Faro, Esq., as Escrow Agent


Attest:


________________________            ____________________________________


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